                                                                     EXHIBIT 4-K



                      AMENDED AND RESTATED CREDIT AGREEMENT

                           DATED AS OF APRIL 14, 2000

                                      AMONG


                              TRUSERV CORPORATION,


                         VARIOUS FINANCIAL INSTITUTIONS,

                                       AND

                             BANK OF AMERICA, N.A.,
                                    AS AGENT



                   ARRANGED BY BANC OF AMERICA SECURITIES LLC

                                TABLE OF CONTENTS

Section                                                                             Page

                              ARTICLE I DEFINITIONS
  1.1 Certain Defined Terms.........................................................  1
  1.2 Other Interpretive Provisions................................................. 20
  1.3 Accounting Principles......................................................... 21
  1.4 Currency Equivalents Generally................................................ 21
  1.5 Introduction of Euro.......................................................... 21

                              ARTICLE II THE CREDITS
  2.1 Amounts and Terms of Commitments.............................................. 22
  2.2 Loan Accounts................................................................. 22
  2.3 Procedure for Committed Borrowing............................................. 23
  2.4 Conversion and Continuation Elections for Committed Borrowings................ 24
  2.5 Utilization of Commitments in Offshore Currencies............................. 25
  2.6 Bid Borrowings................................................................ 26
  2.7 Procedure for Bid Borrowings.................................................. 27
  2.8 Termination or Reduction of Commitments....................................... 29
      2.8.1 Voluntary Termination or Reduction of Commitments....................... 29
      2.8.2 Mandatory Reductions of Commitments..................................... 30
      2.8.3 All Reductions of Commitments........................................... 30
  2.9 Prepayments................................................................... 30
               2.9.1  Optional Prepayments.......................................... 30
               2.9.2  Mandatory Prepayments......................................... 31
    2.10  Currency Exchange Fluctuations............................................ 31
    2.11  Repayment................................................................. 31
    2.12  Interest.................................................................. 31
    2.13  Fees...................................................................... 32
               (a) Certain Fees..................................................... 32
               (b) Commitment Fees.................................................. 32
    2.14  Computation of Fees and Interest.......................................... 32
    2.15  Payments by the Company................................................... 33
    2.16  Payments by the Lenders to the Agent...................................... 33
    2.17  Sharing of Payments, Etc.................................................. 34
    2.18  Swing Line Commitment..................................................... 35
    2.19  Borrowing Procedures for Swing Line Loans................................. 35
    2.20  Prepayment or Refunding of Swing Line Loans............................... 36
    2.21  Participations in Swing Line Loans........................................ 36


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
Section                                                                             Page
    2.22  Participation Obligations Unconditional................................... 37
    2.23  Conditions to Swing Line Loans............................................ 37
    2.24  BA Subfacility............................................................ 37
               (a) Creation......................................................... 37
               (b) Notice........................................................... 38
               (c) Issuance Fee..................................................... 38
               (d) Payment.......................................................... 38
               (e) Participations in BAs............................................ 39
               (f) Limitation of Liability.......................................... 39

                ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY
    3.1  Taxes...................................................................... 40
    3.2  Illegality................................................................. 41
    3.3  Increased Costs and Reduction of Return.................................... 41
    3.4  Funding Losses............................................................. 42
    3.5  Inability to Determine Rates............................................... 43
    3.6  Reserves on Offshore Rate Loans............................................ 43
    3.7  Certificates of Lenders.................................................... 44
    3.8  Substitution of Lenders.................................................... 44
    3.9  Survival................................................................... 44

                         ARTICLE IV CONDITIONS PRECEDENT
    4.1  Conditions to Effectiveness................................................ 44
               (a) Agreement........................................................ 44
               (b) Resolutions; Incumbency; Certificate of Incorporation; Bylaws.... 44
               (c) Good Standing.................................................... 45
               (d) Legal Opinion.................................................... 45
               (e) Payment of Fees.................................................. 45
               (f) Certificate...................................................... 45
               (g) Guaranty......................................................... 46
               (h) Security Agreement............................................... 46
               (i) Pledge Agreement................................................. 46
               (j) Intercreditor Agreement.......................................... 46
               (k) Trademark Security Agreement..................................... 46
               (l) Amendment of Certain Agreements.................................. 46
               (m) Other Documents.................................................. 46
    4.2  Conditions to All Credit Extensions........................................ 46
               (a) Notice........................................................... 46
               (b) Continuation of Representations and Warranties................... 46
               (c) No Existing Default.............................................. 46



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
Section                                                                             Page
                     ARTICLE V REPRESENTATIONS AND WARRANTIES
    5.1  Organization; Subsidiary Preferred Stock................................... 47
    5.2  Financial Statements....................................................... 47
    5.3  Actions Pending............................................................ 47
    5.4  Outstanding Debt........................................................... 47
    5.5  Title to Properties........................................................ 47
    5.6  Taxes...................................................................... 48
    5.7  Conflicting Agreements and Other Matters................................... 48
    5.8  Use of Proceeds............................................................ 48
    5.9  ERISA...................................................................... 49
    5.10 Governmental Consent....................................................... 49
    5.11 Environmental Compliance................................................... 49
    5.12 Disclosure................................................................. 49
    5.13 Hostile Tender Offers...................................................... 50
    5.14 Priority of Obligations.................................................... 50
    5.15 Year 2000 Problem.......................................................... 50

                         ARTICLE VI AFFIRMATIVE COVENANTS
    6.1  Financial Statements....................................................... 50
    6.2  Certificates; Other Information............................................ 51
    6.3  Notices.................................................................... 52
    6.4  Preservation of Corporate Existence, Etc................................... 53
    6.5  Maintenance of Property.................................................... 53
    6.6  Insurance.................................................................. 53
    6.7  Payment of Obligations..................................................... 53
    6.8  Compliance with Laws....................................................... 54
    6.9  Compliance with ERISA...................................................... 54
    6.10 Inspection of Property and Books and Records............................... 54
    6.11 Environmental Laws......................................................... 54
    6.12 Use of Proceeds............................................................ 54
    6.13 Covenant to Secure Obligations Equally..................................... 55
    6.14 Cooperative Status......................................................... 55
    6.15 Collateral/Accounting Systems Examination.................................. 55
    6.16 Real Estate Documents...................................................... 55
    6.17 Further Assurances......................................................... 56
    6.18 Waiver of Negative Pledge.................................................. 56

                          ARTICLE VII NEGATIVE COVENANTS
    7.1  Fixed Charge Coverage Ratio................................................ 57


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
Section                                                                             Page
    7.2  Lien Restrictions.......................................................... 57
    7.3  Debt Restrictions.......................................................... 58
    7.4  Sale of Assets............................................................. 59
    7.5  Merger..................................................................... 59
    7.6  Restrictions on Transactions with Affiliates and Stockholders.............. 59
    7.7  Issuance of Stock by Subsidiaries.......................................... 59
    7.8  Compliance with ERISA...................................................... 59
    7.9  No Change in Subordination Terms, etc...................................... 60
    7.10 Nature of Business......................................................... 60
    7.11 Restricted Investments..................................................... 60
    7.12 Restricted Payments........................................................ 61
    7.13 Use of Proceeds............................................................ 61
    7.14 Ratio of Borrowing Base to Debt............................................ 62
    7.15 Minimum EBITDA............................................................. 62
    7.16 Inactive Subsidiaries...................................................... 62
    7.17 Amendments to Financing Agreements......................................... 62

                          ARTICLE VIII EVENTS OF DEFAULT
    8.1  Event of Default........................................................... 62
    8.2  Remedies................................................................... 65
    8.3  Rights Not Exclusive....................................................... 65

                               ARTICLE IX THE AGENT
    9.1  Appointment and Authorization; "Agent"..................................... 66
    9.2  Delegation of Duties....................................................... 66
    9.3  Liability of Agent......................................................... 67
    9.4  Reliance by Agent.......................................................... 67
    9.5  Notice of Default.......................................................... 67
    9.6  Credit Decision............................................................ 68
    9.7  Indemnification of Agent................................................... 68
    9.8  Agent in Individual Capacity............................................... 68
    9.9  Successor Agent............................................................ 69
    9.10 Withholding Tax............................................................ 69
    9.11 Co-Agents.................................................................. 70

                             ARTICLE X MISCELLANEOUS
    10.1  Amendments and Waivers.................................................... 71
    10.2  Notices................................................................... 72
    10.3  No Waiver; Cumulative Remedies............................................ 72
    10.4  Costs and Expenses........................................................ 72



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
Section                                                                             Page

    10.5  Company Indemnification................................................... 73
    10.6  Payments Set Aside........................................................ 73
    10.7  Successors and Assigns.................................................... 74
    10.8  Assignments, Participations, etc.......................................... 74
    10.9  Confidentiality........................................................... 75
    10.10 Set-off................................................................... 76
    10.11 Automatic Debits of Fees.................................................. 76
    10.12 Notification of Addresses, Lending Offices, Etc........................... 76
    10.13 Counterparts.............................................................. 76
    10.14 Severability.............................................................. 77
    10.15 No Third Parties Benefited................................................ 77
    10.16 Governing Law and Jurisdiction............................................ 77
    10.17 Waiver of Jury Trial...................................................... 77
    10.18 Judgment.................................................................. 78
    10.19 Entire Agreement.......................................................... 78
    10.20 Amendment and Restatement................................................. 78
    10.21 Bid Loan Option........................................................... 78
    10.22 Intercreditor Agreement; Collateral Matters............................... 78
    10.23 Waiver.................................................................... 79


                                   SCHEDULES

Schedule 1.1        Pricing Schedule
Schedule 2.1        Commitments and Pro Rata Shares
Schedule 5.7        Restrictive Agreements
Schedule 6.16       Mortgaged Property
Schedule 7.2        Liens
Schedule 7.11       Investments
Schedule 10.2       Offshore and Domestic Lending Offices; Addresses for Notices

                                   EXHIBITS

Exhibit A           Form of Notice of Borrowing
Exhibit B           Form of Notice of Conversion/Continuation
Exhibit C           [Intentionally Deleted]
Exhibit D           [Intentionally Deleted]
Exhibit E           Form of Compliance Certificate
Exhibit F           Form of Legal Opinion of Counsel to the Company
Exhibit G           Form of Assignment and Acceptance

Exhibit H           Form of Note
Exhibit I           Form of Subordinated Note
Exhibit J           Form of Trademark Security Agreement
Exhibit K           Form of Guaranty
Exhibit L           Form of Pledge Agreement
Exhibit M           Form of Security Agreement
Exhibit N           Form of Intercreditor Agreement
Exhibit O           Form of Borrowing Base Certificate

                      AMENDED AND RESTATED CREDIT AGREEMENT


     This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of April 14, 2000, among TRUSERV CORPORATION, a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively the "Lenders"; individually each a "Lender"), and BANK OF AMERICA, N.A. (in its individual capacity, "Bank of America"), as Accepting Lender, Swing Line Lender and Agent.

     WHEREAS, the Company, the Lenders and Bank of America (then known as Bank of America National Trust and Savings Association), as agent, are parties to a Credit Agreement dated as of July 1, 1997 (as amended prior to the date hereof, the "Original Agreement"); and

     WHEREAS, the parties hereto have agreed to amend and restate the Original Agreement to make various changes thereto;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     1.1 Certain Defined Terms. The following terms have the following meanings:

            Absolute Rate - see subsection 2.7(b)(ii)(D).

            Absolute Rate Auction means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.7.

            Absolute Rate Bid Loan means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

            Acceptance Documents means such documents and agreements as the Accepting Lender may reasonably require in connection with any BA hereunder.

            Accepting Lender means BofA in its capacity as accepting lender hereunder, together with any successor in such capacity.

            Affiliate means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

            Agent means BofA in its capacity as agent for the Lenders hereunder, and any successor agent arising under Section 9.9.

            Agent-Related Persons means the Agent and any successor thereto in such capacity hereunder, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

            Agent's Payment Office means (i) in respect of payments in Dollars, the address for payments to the Agent set forth on Schedule 10.2 or such other address as the Agent may from time to time specify in accordance with
     Section 10.2 and (ii) in the case of payments in any Offshore Currency, such address as the Agent may from time to time specify in accordance with
     Section 10.2.

            Agreed Alternative Currency - see subsection 2.5(e).

            Agreement means this Amended and Restated Credit Agreement.

            Applicable Currency means, as to any particular payment or Loan, Dollars or the Offshore Currency in which it is denominated or is payable.

            Arranger means Banc of America Securities LLC.

            Asset Sale means the sale, lease, assignment or other transfer for value (each a "Disposition") by the Company or any Subsidiary to any Person (other than the Company or a Subsidiary) of any fixed asset of the Company or such Subsidiary.

            Assignee - see subsection 10.8(a).

            Attorney Costs means and includes all fees and charges of any law firm or other external counsel, and, without duplication, the allocated cost of internal legal services and all disbursements of internal counsel.

            BA means a draft drawn by the Company on, and accepted and discounted by, the Accepting Lender pursuant to Section 2.24 in the standard form for bankers' acceptances used by the Accepting Lender.

            BA Commission means the percentage set forth under the heading "BA Commission" on Schedule 1.1 opposite the applicable Fixed Charge Coverage Ratio.

            BA Outstandings means at any time the sum of (a) the maximum aggregate amount which is, or at any time thereafter may become, payable by the Accepting Lender under all BAs which have been accepted plus (b) the aggregate amount of all payments made by the Accepting Lender under BAs and not previously reimbursed by the Company.

            Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss.101, et seq.).

            Bankruptcy Law - see subsection 8.1(h).

            Base Rate means, for any day, a per annum rate equal to the higher of: (a) the sum of 0.50% plus the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

            Base Rate Committed Loan means a Committed Loan that bears interest based on the Base Rate.

            Base Rate Margin means the percentage set forth under the heading "Base Rate Margin" on Schedule 1.1 opposite the applicable Total Senior Debt to EBITDA Ratio.

            Benefited Obligations has the meaning set forth in the Intercreditor Agreement.

            Benefited Parties has the meaning set forth in the Intercreditor Agreement.

            Bid Borrowing means a Borrowing hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Lenders.

            Bid Loan means a Loan in Dollars by a Lender to the Company under
     Section 2.6, which may be a LIBOR Bid Loan or an Absolute Rate Bid Loan.

            Bid Loan Lender means, in respect of any Bid Loan, the Lender making such Bid Loan to the Company.

            BofA means Bank of America, N.A., a national banking association.

            Borrowing means a borrowing hereunder consisting of Loans of the same Type and in the same Applicable Currency made to the Company on the same day by one or more Lenders under Article II, and, other than in the case of Base Rate Committed Loans, having the same Interest Period. A Borrowing may be a Bid Borrowing or a Committed Borrowing.

            Borrowing Base means, as of the last day of any fiscal month, the total of (i) 85% of the remainder of (x) the daily average for such month of the amount of "Accounts and notes receivable, net" as would be shown on the Company's consolidated balance sheet minus (y) the sum of all Debt payable to Members and all Indebtedness secured by a Lien on such receivables (other than Liens in favor of the Collateral Agent) plus (ii) 50% of the remainder of (x) the amount, based on the lower of cost or market value, of "Inventories" as would be shown on the Company's consolidated balance sheet as of the last day of such month minus (y) all Indebtedness secured by a Lien on such Inventories (other than Liens in favor of the Collateral Agent) plus (iii) the remainder of (x) the Specified Percentage (as defined below) of the amount of "Properties, less accumulated depreciation" as would be shown on the Company's consolidated balance sheet as of the last day of such month minus (y) the then-outstanding amount of all Indebtedness secured by a Lien on any such properties (other than Liens in favor of the Collateral Agent); provided that the "Accounts and notes receivable, net" "Inventories" and "Properties, less accumulated depreciation" of Cotter Canada Hardware and Variety Company Inc. and of TruServ Canada Cooperative Inc. shall be excluded in determining amounts pursuant to clauses (i), (ii) and (iii) above; and provided, further that the amount determined pursuant to clause
     (ii) (the "Inventory Amount") shall be reduced by the amount (if any) necessary so that the Inventory Amount is not more than 45% of the total of clauses (i), (ii) and (iii). For purposes of the foregoing, "Specified Percentage" means (a) from January 1, 2000 through December 31, 2000, 40%,
     (b) from January 1, 2001 through December 31, 2001, 30%, and (c) thereafter, 20%.

            Borrowing Date means any date on which a Borrowing occurs under
     Section 2.3, 2.7 or 2.18.

            Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago, Charlotte or San Francisco are authorized or required by law to close and (i) with respect to disbursements and payments in Dollars relating to Offshore Rate Loans, a day on which dealings are carried on in the applicable offshore Dollar interbank market and (ii) with respect to disbursements and payments in and calculations pertaining to any Offshore Currency, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

            Capital Adequacy Regulation means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

            Capitalized Lease Obligation means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense).

            Closing Date means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by all Lenders (or, in the case of subsection 4.1(e), waived by the Person entitled to receive the applicable payment).

            Code means the Internal Revenue Code of 1986 and regulations promulgated thereunder.

            Collateral Agent means BofA in its capacity as collateral agent under the Intercreditor Agreement, together with any successor thereto in such capacity.

            Collateral Documents means the Security Agreement, the Trademark Security Agreement, the Pledge Agreement, each Mortgage and any other document or instrument pursuant to which the Company or any Guarantor grants to the Collateral Agent, for the benefit of the Benefited Parties, a security interest in any of its property to secure the payment of any of the Benefited Obligations.

            Commitment - see Section 2.1.

            Commitment Fee Rate means the percentage set forth under the heading "Commitment Fee Rate" on Schedule 1.1 opposite the applicable Total Senior Debt to EBITDA Ratio.

            Committed Borrowing means a Borrowing hereunder consisting of Committed Loans made by the Lenders ratably from time to time according to their respective Unused Commitment Shares.

            Committed Loan means a Loan by a Lender to the Company under Section 2.1, which may be an Offshore Rate Committed Loan or a Base Rate Committed Loan (each a "Type" of Committed Loan).

            Company - see the Preamble.

            Competitive Bid means an offer by a Lender to make a Bid Loan in accordance with Section 2.7.

            Competitive Bid Request - see subsection 2.7(a).

            Compliance Certificate means a certificate substantially in the form of Exhibit E.

            Computation Date means any date on which the Agent determines the Dollar Equivalent amount of any Offshore Currency Loans pursuant to subsection 2.5(a).

            Consolidated Capitalization means, as of the time of any determination, the sum of (i) Consolidated Net Worth and (ii) Funded Debt.

            Consolidated Net Earnings means with respect to any period:

            (i) consolidated gross revenues of the Company and its Subsidiaries, minus

            (ii) all operating and non-operating expenses of the Company and its Subsidiaries including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, current additions to reserves and merger integration costs), but not including in gross revenues:

                  (a) any extraordinary gains or losses (net of expenses and taxes applicable thereto) resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets);

                  (b) any gains resulting from the appraised write-up of assets;

                  (c) any equity of the Company or any Subsidiary in the
            unremitted earnings of any corporation which is not a Subsidiary;

                  (d) any earnings of any Person acquired by the Company or any
            Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition; or

                  (e) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary;

     all determined in accordance with GAAP; provided that, to the extent that amounts are deducted from Consolidated Net Earnings during the Company's 1999 fiscal year as a result of SOP 98-5, "Reporting the Costs of Start-up Activities", issued by the American Institute of Certified Public Accountants ("SOP 98-5"), in excess of the amount that would have been deducted absent SOP 98-5, such excess shall be added back to Consolidated Net Earnings.

            Consolidated Net Worth means, as of any date of determination, the sum of (i) the par value (or value stated on the books of the Company) of the capital stock of all classes of the Company, plus (or minus in the case of a surplus deficit) (ii) the amount of the consolidated surplus, whether capital or earned, of the Company and its Subsidiaries, all determined in accordance with GAAP.

            Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

            Conversion/Continuation Date means any date on which, under Section 2.4, the Company (a) converts Committed Loans of one Type to another Type or (b) continues as Committed Loans of the same Type, but with a new Interest Period, Committed Loans having an Interest Period expiring on such date.

            Cost of Funds Rate means, for any day, the rate per annum quoted by BofA as its costs for obtaining Federal Funds on such day. The Costs of Funds Rate for any day which is not a Business Day shall be the Cost of Funds Rate for the preceding Business Day.

            Credit Extension means and includes (a) the making of any Loan hereunder and (b) the acceptance of any BA hereunder.

            Debt means Short Term Debt and Funded Debt.

            Dollar Equivalent means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Computation Date provided for in subsection 2.5(a) or such other date as is specified herein.

            Dollars, dollars and $ each mean lawful money of the United States.

            EBITDA means, for any period, Consolidated Net Earnings for such period plus, to the extent deducted in computing such Consolidated Net Earnings, interest expense, taxes, depreciation and amortization.

            Effective Date - see Section 4.1.

            Environmental Claims means all claims, however asserted, by any Governmental

     Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

            Environmental Laws means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

            ERISA means the Employee Retirement Income Security Act of 1974 and regulations promulgated thereunder.

            ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
     Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            ERISA Event means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a substantial cessation of operations which is treated as such a withdrawal;
     (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

            Event of Default - see Section 8.1.

            Excess Net Cash Proceeds means Net Cash Proceeds from Assets Sales which, together with all other Net Cash Proceeds from Asset Sales after January 1, 2000 (excluding the amount of such Net Cash Proceeds, if any, previously applied to reduce the Commitments pursuant to Section 2.8.2), exceed $10,000,000.

            Exchange Act means the Securities Exchange Act of 1934 and regulations promulgated thereunder.

            Facility Fee Rate means the percentage set forth under the heading "Facility Fee

     Rate" on Schedule 1.1 opposite the applicable Fixed Charge Coverage Ratio.

            Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

            Fee Letter - see subsection 2.13(a).

            Fixed Charge Coverage Ratio means, as of the last day of any fiscal quarter, the ratio of

                    (a) the sum, for the period of four consecutive fiscal
            quarters ending on such day, of (i) Consolidated Net Earnings plus
            (ii) to the extent deducted in determining such Consolidated Net Earnings, interest expense, taxes, operating lease expense, depreciation and amortization, plus (iii) for the period of four fiscal quarters ending March 31, 2000, June 30, 2000 and September 30, 2000, Special 1999 Charges (to the extent taken in such period), plus (iv) for the period of four fiscal quarters ending March 31, 2000 and June 30, 2000, Special A/P Charges (to the extent taken in such period), to

                    (b) the sum for such period of (i) operating lease expense and (ii) interest expense;

     each as determined for the Company and its Subsidiaries on a consolidated basis.

            Foreign Subsidiary means each Subsidiary of the Company which is organized under the laws of any jurisdiction other than, and which is conducting the majority of its business outside of, the United States or any state thereof.

            FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

            Funded Debt means and includes, (i) any obligation payable more than one year from the date of creation thereof which under GAAP is shown on a balance sheet as a liability (including Capitalized Lease Obligations and notes payable to Members but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation); (ii) indebtedness payable more than one year from the date of creation thereof which is secured by any lien on property owned by the Company or any Subsidiary and (iii) Guarantees (excluding Guarantees of loans made to Members in an amount not exceeding in the aggregate $20,000,000).

            Further Taxes means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.1.

            FX Trading Office means the Foreign Exchange Trading Center #5193, San Francisco, California, of BofA, or such other office of BofA or any of its Affiliates as BofA may designate from time to time.

            GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

            Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            Guarantee means, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (other than for collection of deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

            Guarantor means, on any day, each Subsidiary that has executed a counterpart of the Guaranty on or prior to that day (or is required to execute a counterpart of the Guaranty on that day).

            Guaranty means the Guaranty executed by various Subsidiaries, substantially in the form of Exhibit K.

            Hostile Tender Offer means, with respect to the use of proceeds of any Loan or BA, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the borrowing request for such Loan or the request for such BA.

            Inactive Subsidiary means any Subsidiary which does not actively conduct business and which has less than $100,000 of assets.

            Indebtedness means, with respect to any Person, without duplication,
     (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed and (iii) all indebtedness of others with respect to which such Person has become liable by way of Guarantee.

            Indemnified Liabilities - see Section 10.5.

            Indemnified Person - see Section 10.5.

            Independent Auditor - see subsection 6.1(a).

            Insolvency Proceeding means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or
     (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

            Intercreditor Agreement means the Intercreditor Agreement dated as of April 14, 2000 among the Agent, the Collateral Agent and various other parties, substantially in the form of Exhibit N.

            Interest Payment Date means (i) as to any Loan other than a Base Rate Committed Loan or a Swing Line Loan, the last day of each Interest Period applicable to such Loan, (ii) as to any Base Rate Committed Loan, the last Business Day of each calendar quarter, and (iii) as to any Swing Line Loan, each Business Day (or as otherwise agreed between the Company and the Swing Line Lender); provided that (a) if any Interest Period for an Offshore Rate Committed Loan exceeds three months, the date that falls three months after the beginning of such Interest Period shall also be an Interest Payment Date and (b) as to any Bid Loan, such intervening dates prior to the maturity thereof as may be specified by the Company and agreed to by the applicable Bid Loan Lender in the applicable Competitive Bid also shall be Interest Payment Dates.

            Interest Period means, (a) as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or (in the case of any Offshore Rate Committed Loan) on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Committed Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Committed Borrowing, Notice of Conversion/Continuation or Competitive Bid Request, as the case may be; and
     (b) as to any Absolute Rate Bid Loan, a period of not more than 180 days as selected by the Company in the applicable Competitive Bid Request; provided that:

                    (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                    (ii) any Interest Period for an Offshore Rate Loan that
            begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                    (iii) no Interest Period for any Loan shall extend beyond
            the scheduled Termination Date.

            Investments means any loan or advance to, or ownership, purchase or acquisition of any security (including stock) or obligations of, or any other interest in, or any capital contribution made to, any Person.

            IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

            Lender - see the Preamble. References to the "Lenders" shall include BofA in its capacity as Accepting Lender and as Swing Line Lender.

            Lending Office means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.2, or such other office or offices as such Lender may from time to time notify the Company and the Agent.

            LIBOR Auction means a solicitation of Competitive Bids setting forth a LIBOR Bid Margin pursuant to Section 2.7.

            LIBOR Bid Loan means any Bid Loan that bears interest at a rate based upon the Offshore Rate.

            LIBOR Bid Margin - see subsection 2.7(c)(ii)(C).

            Lien means any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

            Loan means an extension of credit by a Lender to the Company under
     Article II. A Loan may be a Committed Loan, a Bid Loan or a Swing Line
     Loan.

            Loan Documents means this Agreement, any Note, the Guaranty, the Collateral Documents, the Fee Letter, the Intercreditor Agreement and all other documents delivered to the Collateral Agent, the Agent or any Lender in connection herewith.

            Margin Stock means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

            Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform its obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

            Member means any Person which is a member of the Company.

            Minimum Tranche means, in respect of Loans comprising part of the same Borrowing, or to be converted or continued under Section 2.4, (a) in the case of Base Rate Committed Loans, $1,000,000 or a higher integral multiple thereof and (b) in the case of Offshore Rate Committed Loans, a minimum Dollar Equivalent amount of $5,000,000 and an integral multiple of 1,000,000 units of the Applicable Currency.

            Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Collateral Agent a Lien on real property owned or leased by the Company or any Subsidiary.

            Multiemployer Plan means any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

            Net Cash Proceeds means, with respect to any Asset Sale, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such Asset Sale net of (i) the direct costs relating to such Asset Sale (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and
     (iii) amounts required to be applied to the repayment of any Debt or lease obligations secured by a Lien (other than Liens in favor of the Collateral Agent) on any asset subject to such Asset Sale (if such Lien is permitted by Section 7.2).

            Note means a promissory note executed by the Company in favor of a Lender pursuant to subsection 2.2(b), in substantially the form of Exhibit H.

            Notice of Borrowing means a notice in substantially the form of Exhibit A.

            Notice of Committed Borrowing means a Notice of Borrowing requesting Committed Loans pursuant to Section 2.3.

            Notice of Conversion/Continuation means a notice in substantially the form of Exhibit B.

            Obligations means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Lender, the Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising.

            Offshore Currency means at any time Canadian dollars, English pounds sterling, French francs, Deutschemarks, Japanese yen, and any Agreed Alternative Currency.

            Offshore Currency Loan means any Offshore Rate Committed Loan denominated in an Offshore Currency.

            Offshore Rate means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum determined by the Agent as the average (rounded upwards, if necessary, to the nearest 0.01%) of the rates at which deposits in the Applicable Currency in the approximate amount of the Offshore Rate Loan of each Reference Lender (or, in the case of a Bid Borrowing in which no Reference Lender is participating, in the approximate amount of the largest Loan included in such Borrowing) for such Interest Period would be offered by such Reference Lender to major banks in the offshore interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

            Offshore Rate Committed Loan means a Committed Loan that bears interest based on the Offshore Rate. An Offshore Rate Committed Loan may be an Offshore Currency Loan or a Loan denominated in Dollars.

            Offshore Rate Loan means an Offshore Rate Committed Loan or a LIBOR Bid Loan.

            Offshore Rate Margin means the percentage set forth under the heading "Offshore Rate Margin" on Schedule 1.1 opposite the applicable Total Senior Debt to EBITDA Ratio.

            Organization Documents means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

            Original Agreement - see the Recitals.

            Other Taxes means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

            Overnight Rate means, for any day, the rate of interest per annum at which overnight deposits in the Applicable Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by BofA's London Branch to major banks in the London or other applicable offshore interbank market. The Overnight Rate for any day which is not a Business Day shall be the Overnight Rate for the preceding Business Day.

            Participant - see subsection 10.8(c).

            Payment Sharing Notice means a written notice from the Company or any Lender informing the Agent that an Event of Default has occurred and is continuing and directing the Agent to allocate payments received from the Company in accordance with subsection 2.17(b).

            PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

            Pension Plan means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA with respect to which the Company or any ERISA Affiliate may have any liability.

            Person means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

            Plan shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

            Pledge Agreement means the Pledge Agreement among the Company, various Subsidiaries of the Company and the Collateral Agent, substantially in the form of Exhibit L.

            Preferred Stock, as applied to any corporation, means shares of such corporation that shall be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation, or both.

            Pro Rata Share means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitment divided by the combined Commitments of all Lenders (or, after the Commitments have terminated, of (i) the Dollar Equivalent amount of such Lender's Loans plus (without duplication) the participation of such Lender in (or, in the case of the Accepting Lender or the Swing Line Lender, its unparticipated portion of) all BA Outstandings and Swing Line Loans divided by (ii) the Dollar Equivalent amount of all outstanding Loans plus all BA Outstandings).

            Reference Lender means each of BofA, Bank of Montreal and PNC Bank, National Association.

            Replacement Lender - see Section 3.7.

            Reportable Event means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

            Required Lenders means Lenders having Pro Rata Shares of 66-2/3% or more.

            Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

            Reset Date means the first date after the Effective Date on which the Total Senior Debt to EBITDA Ratio has been below 3.00 to 1.00 for a period of four consecutive fiscal quarters.

            Responsible Officer means the chief executive officer, chief operating officer, chief financial officer, treasurer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

            Restricted Investments shall mean any Investment prohibited by
     Section 7.11.

            Restricted Payment - see Section 7.12.

            Same Day Funds means (i) with respect to disbursements and payments in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

            SEC means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

            Secured Funded Debt means Funded Debt which is secured by any Lien.

            Security Agreement means the Security Agreement among the Company, various Subsidiaries and the Collateral Agent, substantially in the form of Exhibit M.

            Senior Funded Debt means Funded Debt of the Company which is not Subordinated Debt.

            Short Term Debt means, as of any date of determination with respect to any Person, (i) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person and (ii) Guarantees by such Person of Short Term Debt of Persons other than Members.

            Special A/P Charges means, at any time, the first $15,000,000 of accounts payable charges taken by the Company during the first and second fiscal quarters of its 2000 fiscal year.

            Special 1999 Charges means up to $100,000,000 of accounting adjustments taken by the Company during the 1999 fiscal year.

            Spot Rate for a currency means the rate quoted by BofA as the spot rate for the purchase by BofA of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

            Subordinated Debt shall mean any Indebtedness of the Company which contains terms of subordination identical to or, in the reasonable determination of the Agent no less favorable to the Lenders than, the terms of subordination set forth in Exhibit I hereto and, which by virtue of such language and any necessary action of the Board of Directors of the Company, is subordinated to the Obligations.

            Subsidiary means any corporation all of the stock of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries. Notwithstanding the foregoing, for purposes of calculating the financial covenants, each of Cotter Canada Hardware and Variety Company Inc. and TruServ Canada Cooperative Inc. will be deemed a Subsidiary of the Company if, in accordance with GAAP, it is consolidated in the financial statements of the Company required to be delivered pursuant to clauses (a) and (b) of Section 6.1 hereof.

            Substantial Stockholder means (i) any Person owning, beneficially or of record, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, stock of the Company (of any class having ordinary voting power for the election of directors) aggregating five percent (5%) or more of such voting power or (ii) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause (i) of this definition.

            Swing Line Commitment means the commitment of the Swing Line Lender to make Swing Line Loans hereunder. The Swing Line Commitment is a subfacility under the combined Commitments and not a separate, independent commitment.

            Swing Line Lender means BofA in its capacity as swing line lender hereunder, together with any successor thereto in such capacity.

            Swing Line Loan - see Section 2.18.

            Taxes means any and all present or future taxes, levies, assessments, imposts, duties, deductions, charges or withholdings, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

            Termination Date means the earlier to occur of:

                    (a) June 30, 2002; and

                    (b) the date on which the Commitments terminate in
            accordance with the provisions of this Agreement.

            Total Outstandings means at any time the sum of (a) the Dollar Equivalent principal amount of all outstanding Loans (whether Committed Loans, Bid Loans or Swing Line Loans) plus (b) BA Outstandings.

            Total Senior Debt means the sum of (a) all Debt of the Company and its Subsidiaries other than Subordinated Debt and (b) the principal or face amount of all outstanding "LC Obligations" under and as defined in the Intercreditor Agreement.

            Total Senior Debt to EBITDA Ratio means, as of the last day of any fiscal quarter, the ratio of (a) the remainder of (i) the daily average of the amount of Total Senior Debt outstanding during the last fiscal month of such fiscal quarter minus (ii) the daily average of cash and marketable securities during the last fiscal month of such fiscal quarter to (b) the sum of (i) EBITDA for the period of four consecutive fiscal quarters then ending, plus
     (ii) for the period of four fiscal quarters ending March 31, 2000, June 30, 2000 and September 30, 2000, Special 1999 Charges (to the extent taken in such period), plus (iii) for the period of four fiscal quarters ending March 31, 2000 and June 30, 2000, Special A/P Charges (to the extent taken in such period).

            Trademark Security Agreement means the Trademark Security Agreement between the Company and the Collateral Agent, substantially in the form of Exhibit J.

            Type has the meaning specified in the definition of "Committed
     Loan."

            Unfunded Pension Liability means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

            United States and U.S. each means the United States of America.

            Unmatured Event of Default means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

            Unused Commitment Share means, for any Lender at any time, a fraction (a) the numerator of which is the remainder of (i) the Commitment of such Lender minus (ii) the sum of (x) the aggregate Dollar Equivalent principal amount of all then outstanding Loans of such Lender (excluding, in the case of the Swing Line Lender, all Swing Line Loans) and (b) the denominator of which is the remainder of (i) the aggregate Commitments of all Lenders, minus (ii) the aggregate Dollar Equivalent principal amount of all then outstanding Loans of all Lenders. Solely for purposes of the foregoing, (i) Loans to be repaid with the proceeds of Loans proposed to be made shall be deemed not to be outstanding; and (ii) funded participations in Swing Line Loans pursuant to Section 2.21 and in obligations with respect to BAs pursuant to subsection 2.24(e) shall be deemed to constitute Loans (but unfunded participations of the types described above shall not constitute Loans).

            Year 2000 Problem means the risk that computer applications and embedded microchips in non-computing devices may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

            1.2 Other Interpretive Provisions.

                    (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                    (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                    (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                    (ii) The term "including" is not limiting and means
            "including without limitation."

                    (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                    (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and
     (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                    (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                    (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided herein, any reference to any action of the Agent, the Lenders or the Required Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                    (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

            1.3  Accounting Principles.

                    (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided that if the

Company notifies the Agent that the Company wishes to amend any covenant in
Article VII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Company that the Required Lenders wish to amend Article VII for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

            (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

     1.4 Currency Equivalents Generally. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.

     1.5 Introduction of Euro. For the avoidance of doubt, the parties hereto affirm and agree that neither the fixation of the conversion rate of any Offshore Currency of a country that is a member of the European Union against the Euro as a single currency, in accordance with the Treaty Establishing the European Economic Community, as amended by the Treaty on the European Union (the Maastricht Treaty), nor the conversion of any Obligations under the Loan Documents from an Offshore Currency of a country that is a member of the European Union into Euro, shall require the early termination of this Agreement or the prepayment of any amount due under the Loan Documents or create any liability of one party to another party for any direct or consequential loss arising from any of such events. As of the date that any such Offshore Currency is no longer the lawful currency of its respective country, all payment obligations under the Loan Documents that would otherwise be in such Offshore Currency shall thereafter by satisfied in Euro.



                                   ARTICLE II

                                   THE CREDITS

     2.1 Amounts and Terms of Commitments. Each Lender severally agrees, on the terms and conditions set forth herein, to make Committed Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate Dollar Equivalent amount not to exceed at any time outstanding the amount set forth on Schedule 2.1 (such amount, as the same may be reduced under Section 2.8 or as a result of one or more assignments under Section 10.8, such Lender's "Commitment"); provided, however, that the Total Outstandings shall not at any time exceed the combined Commitments; and provided, further, that the aggregate Dollar Equivalent principal amount of all outstanding Loans

(whether Committed Loans or Bid Loans) of any Lender plus such Lender's participation interest in all Swing Line Loans and BA Outstandings shall not at any time exceed such Lender's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay under Section 2.9 and reborrow under this Section 2.1.

     2.2 Loan Accounts. (a) The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The accounts or records maintained by the Agent and each Lender shall be rebuttably presumptive evidence of the amount of the Loans made by the Lenders to the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

            (b) Upon the request of any Lender made through the Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be rebuttably presumptive evidence; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

     2.3 Procedure for Committed Borrowing. (a) Each Committed Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Committed Borrowing, which notice must be received by the Agent prior to (i) 11:00 a.m. (Chicago time) four Business Days prior to the requested Borrowing Date, in the case of Offshore Currency Loans, (ii) 9:00 a.m.(Chicago time) two Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans denominated in Dollars, and (iii) 11:00 a.m. (Chicago time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                    (A) the amount of the Committed Borrowing, which shall be in an aggregate amount not less than the Minimum Tranche;

                    (B) the requested Borrowing Date, which shall be a Business
            Day;

                    (C) the Type of Loans comprising such Committed Borrowing;

                    (D) in the case of Offshore Rate Committed Loans, the
            duration of the initial Interest Period therefor; and

                    (E) in the case of a Borrowing of Offshore Currency Loans, the Applicable Currency.

            (b) The Dollar Equivalent amount of any Committed Borrowing in an Offshore Currency will be determined by the Agent for such Borrowing on the Computation Date therefor in accordance with subsection 2.5(a). The Agent will promptly notify each Lender of its receipt of any Notice of Committed Borrowing and of the amount of such Lender's Unused Commitment Share of such Borrowing. In the case of a Borrowing comprised of Offshore Currency Loans, such notice will provide the approximate amount of each Lender's Unused Commitment Share of such Borrowing, and the Agent will, upon the determination of the Dollar Equivalent amount of such Borrowing as specified in the related Notice of Committed Borrowing, promptly notify each Lender of the exact amount of such Lender's Unused Commitment Share of such Borrowing.

            (c) Each Lender will make the amount of its Unused Commitment Share of each Committed Borrowing available to the Agent for the account of the Company at the Agent's Payment Office on the Borrowing Date requested by the Company in Same Day Funds and in the requested currency (i) in the case of a Committed Borrowing comprised of Loans in Dollars, by noon (Chicago time) and
(ii) in the case of a Borrowing comprised of Offshore Currency Loans, by such time as the Agent may specify. The proceeds of all such Committed Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

            (d) After giving effect to any Committed Borrowing, unless the Agent otherwise consents, there may not be more than ten different Interest Periods in effect for all Committed Borrowings.

     2.4 Conversion and Continuation Elections for Committed Borrowings. (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.4(b):

                (i) elect, as of any Business Day, in the case of Base Rate Committed Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Committed Loans denominated in Dollars, to convert any such Committed Loans (or any part thereof in an aggregate amount not less than the Minimum Tranche) into Committed Loans in Dollars of any other Type; or

                (ii) elect as of the last day of the applicable Interest Period, to continue any Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Tranche) as Committed Loans of the same Type;

provided that if at any time the aggregate amount of Offshore Rate Committed Loans denominated in Dollars in respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of part thereof, to be less than the Minimum Tranche, such Offshore

Rate Committed Loans shall automatically convert into Base Rate Committed Loans.

            (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than (i) 11:00 a.m. (Chicago time) four Business Days prior to the Conversion/Continuation Date, if the Committed Loans are to be continued as Offshore Currency Loans; (ii) 10:00 a.m. (Chicago time) two Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans denominated in Dollars; and (iii) 11:00 a.m. (Chicago time) on the Conversion/Continuation Date, if the Committed Loans are to be converted into Base Rate Committed Loans, specifying:

                    (A) the proposed Conversion/Continuation Date;

                    (B) the aggregate amount of Committed Loans to be converted or continued;

                    (C) the Type of Committed Loans resulting from the proposed conversion or continuation; and

                    (D) in the case of conversions into Offshore Rate Committed
            Loans, the duration of the requested Interest Period.

            (c) If upon the expiration of any Interest Period applicable to Offshore Rate Committed Loans denominated in Dollars, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Committed Loans, the Company shall be deemed to have elected to convert such Offshore Rate Committed Loans into Base Rate Committed Loans effective as of the expiration date of such Interest Period. If the Company has failed to select a new Interest Period to be applicable to Offshore Currency Loans by the applicable time on the fourth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in subsection 2.4(b), or if any Event of Default or Unmatured Event of Default shall then exist, subject to the provisions of subsection 2.5(d), the Company shall be deemed to have elected to continue such Offshore Currency Loans on the basis of a one month Interest Period.

            (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Lender.

            (e) Unless the Required Lenders otherwise consent, during the existence of an Event of Default or Unmatured Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Committed Loan.

            (f) After giving effect to any conversion or continuation of Committed Loans, unless the Agent shall otherwise consent, there may not be more than ten different Interest Periods in effect for all Committed Loans.

     2.5 Utilization of Commitments in Offshore Currencies. (a) The Agent will determine the Dollar Equivalent amount with respect to (i) any Borrowing comprised of Offshore Currency Loans as of the requested Borrowing Date, (ii) all outstanding Offshore Currency Loans as of the last Business Day of each month, and (iii) any outstanding Offshore Currency Loan as of any redenomination date pursuant to this Section 2.5 or Section 3.2 or 3.5 and any date on which the Commitments are reduced pursuant to Section 2.8.

            (b) In the case of a proposed Borrowing comprised of Offshore Currency Loans, the Lenders shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing if the Agent has received notice from any of the Lenders by 3:00 p.m. (Chicago time) four Business Days prior to the day of such Borrowing that such Lender cannot provide Loans in the requested Offshore Currency, in which event the Agent will promptly give notice to the Company that the Borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Lenders. If the Agent shall have so notified the Company that any such Borrowing in a requested Offshore Currency is not then available, the Company may, by notice to the Agent not later than 3:00 p.m. (Chicago time) three Business Days prior to the requested date of such Borrowing, withdraw the Notice of Committed Borrowing relating to such requested Borrowing. If the Company does so withdraw such Notice of Committed Borrowing, the Borrowing requested therein shall not occur and the Agent will promptly so notify each Lender. If the Company does not so withdraw such Notice of Committed Borrowing, the Agent will promptly so notify each Lender and such Notice of Committed Borrowing shall be deemed to be a Notice of Committed Borrowing that requests a Borrowing comprised of Base Rate Loans in an aggregate amount equal to the amount of the originally requested Borrowing as expressed in Dollars in the Notice of Committed Borrowing; and in such notice by the Agent to each Lender the Agent will state such aggregate amount of such Borrowing in Dollars and such Lender's Unused Commitment Share thereof.

            (c) In the case of a proposed continuation of Offshore Currency Loans for an additional Interest Period pursuant to Section 2.4, the Lenders shall be under no obligation to continue such offshore Currency Loans if the Agent has received notice from any of the Lenders by 3:00 p.m. (Chicago time) four Business Days prior to the day of such continuation that such Lender cannot continue to provide Loans in the relevant Offshore Currency, in which event the Agent will promptly give notice to the Company that the continuation of such Offshore Currency Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Lenders. If the Agent shall have so notified the Company that any such continuation of Offshore Currency Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be repaid on the last day of the Interest Period with respect to such offshore

Currency Loans.

            (d) Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of the Required Lenders, all or any part of any outstanding Offshore Currency Loans shall be redenominated and converted into Base Rate Committed Loans in Dollars with effect from the last day of the Interest Period with respect to such Offshore Currency Loans. The Agent will promptly notify the Company of any request pursuant to the foregoing sentence.

            (e) The Company shall be entitled to request that Loans hereunder also be permitted to be made in any other lawful currency, in addition to the eurocurrencies specified in the definition of "Offshore Currency" herein, that in the opinion of the Required Lenders is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed Alternative Currency"). The Company shall deliver to the Agent any request for designation of an Agreed Alternative Currency not later than 10:00 a.m. (Chicago time) at least seven Business Days in advance of the date of any Borrowing hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request the Agent will promptly notify the Lenders thereof, and each Lender will use its best efforts to respond to such request within two Business Days of receipt thereof. Each Lender may grant or accept such request in its sole discretion. The Agent will promptly notify the Company of the acceptance or rejection of any such request.

     2.6 Bid Borrowings. In addition to Committed Borrowings pursuant to Section 2.3, each Lender severally agrees that the Company may, as set forth in Section 2.7, from time to time request the Lenders prior to the Termination Date to submit offers to make Bid Loans to the Company; provided that the Lenders may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and provided, further, that
(a) the Total Outstandings shall not at any time exceed the combined Commitments, (b) the aggregate Dollar Equivalent principal amount of all outstanding Loans (whether Bid Loans or Committed Loans) of any Lender plus such Lender's participation interest in all Swing Line Loans and BA Outstandings shall not at any time exceed such Lender's Commitment, and (c) after giving effect to any Bid Borrowing, there may not be more than ten (10) different Interest Periods in effect for all Bid Borrowings.

     2.7 Procedure for Bid Borrowings.

            (a) When the Company wishes to request the Lenders to submit offers to make Bid Loans hereunder, it shall transmit to the Agent and each Lender by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit C (a "Competitive Bid Request") so as to be received no later than 9:00 a.m. (Chicago time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction or (y) on the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

                    (i) the date of such Bid Borrowing, which shall be a
            Business Day;

                    (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $3,000,000 or a higher integral multiple of $1,000,000;

                    (iii) whether the Competitive Bids requested are to be for
            LIBOR Bid Loans or Absolute Rate Bid Loans or both; and

                    (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

Subject to subsection 2.7(b), the Company may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than twice in any period of five Business Days.

            (b)(i) Each Lender may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Competitive Bid Request. Each Competitive Bid must comply with the requirements of this subsection 2.7(b) and must be submitted to the Company by facsimile transmission at the Company's office for notices not later than 9:30 a.m. (Chicago time) (1) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or (2) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

                    (ii) Each Competitive Bid shall be in substantially the form of Exhibit D, specifying therein:

                            (A) the proposed date of Borrowing;

                            (B) the principal amount of each Bid Loan for which
            such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Lender, (y) must be $3,000,000 or a higher integral multiple of $1,000,000 and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                            (C) if the Company elects a LIBOR Auction, the
            margin above or below LIBOR (the "LIBOR Bid Margin") offered for each such Bid Loan, expressed as a percentage (rounded to the nearest 1/16th of 1%) to be added to or subtracted from the applicable LIBOR, and the Interest Period applicable thereto;

                            (D) if the Company elects an Absolute Rate Auction,
            the rate of interest per annum (which shall be an integral multiple of 1/100th of 1%) (the "Absolute Rate") offered for each such Bid Loan; and

                            (E) the identity of the quoting Lender.

     A Competitive Bid may contain up to three separate offers by the quoting Lender with respect to each Interest Period specified in the related Competitive Bid Request.

                    (iii) Any Competitive Bid shall be disregarded if it:

                            (A) is not substantially in conformity with Exhibit
            D or does not specify all of the information required by subsection
            (b)(ii) of this Section;

                            (B) contains qualifying, conditional or similar
            language;

                            (C) proposes terms other than or in addition to
            those set forth in the applicable Competitive Bid Request; or

                            (D) arrives after the time set forth in subsection
            (b)(i) of this Section.

            (c) Not later than 10:00 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 10:00 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Company shall notify each Lender whose Competitive Bid the Company is accepting of its acceptance of the offer received pursuant to subsection 2.7(b) and the amount of the Bid Loan or Bid Loans to be made by such Lender on the date of the Bid Borrowing. The Company shall be under no obligation to accept any offer and may choose to reject all offers. The Company may accept any Competitive Bid in whole or in part; provided that:

                    (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                    (ii) the principal amount of each Bid Borrowing must be $3,000,000 or a higher integral multiple of $1,000,000;

                    (iii) acceptance of offers may only be made on the basis of ascending LIBOR Bid Margins or Absolute Rates, as the case may be, within each Interest Period; and

                    (iv) the Company may not accept any offer that is described in subsection 2.7(b)(iii) or that otherwise fails to comply with the requirements of this Agreement.

            (d) If offers are made by two or more Lenders with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Company among such Lenders as nearly as possible (in such multiples, not less than $1,000,000, as the Company may deem appropriate) in proportion to the aggregate principal amounts of such offers.

            (e)(i) The Company shall notify the Agent of all Competitive Bids accepted and the amount and maturity of each Bid Loan of each Lender whose Competitive Bid has been accepted.

                    (ii) Each Lender which has received notice pursuant to subsection 2.7(c) that its Competitive Bid has been accepted shall make the amounts of such Bid Loans available to the Agent for the account of the Company at the Agent's Payment Office by 1:00 p.m. (Chicago time) on the date of the Bid Borrowing, in Same Day Funds.

                    (iii) Promptly following each Bid Borrowing, the Agent shall notify each Lender of the amount and maturity of each Bid Loan borrowed pursuant to such Bid Borrowing.

                    (iv) From time to time, the Company and the Lenders shall furnish such information to the Agent as the Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Company for payment of all amounts owing hereunder.

            (f) If, on the proposed date of Borrowing, the Commitments have not been terminated and all applicable conditions to funding referenced in Sections 3.2, 3.5 and 4.2 hereof are satisfied, the Lender or Lenders whose offers the Company has accepted will fund each Bid Loan so accepted. Nothing in this Section 2.7 shall be construed as a right of first offer in favor of the Lenders or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Lenders), provided that no Event of Default or Unmatured Event of Default would otherwise arise or exist as a result of the Company executing, delivering or performing under such credit facilities.

     2.8    Termination or Reduction of Commitments.

     2.8.1 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000; unless, after giving effect thereto and to any payments or prepayments of Loans made on the effective date thereof, the aggregate principal Dollar Equivalent amount of all Loans would exceed the amount of the combined Commitments then in effect.

     2.8.2 Mandatory Reductions of Commitments. (a) If, at any time, the Company and its Subsidiaries receive any Excess Net Cash Proceeds, the Commitments shall be reduced by an amount equal to the product of (i) such Excess Net Cash Proceeds multiplied by
(ii) 0.75 multiplied by (iii) a fraction, the numerator of which is the amount of the Commitments as in effect prior to such reduction and the denominator of which is the sum of (A) the amount of the Commitments as in effect prior to such reduction plus (B) the outstanding principal amount of the Shelf Obligations and the Senior Note Obligations (each as defined in the Intercreditor Agreement) prior to any prepayment thereof on account of such Net Cash Proceeds; provided that (x) no such reduction shall be required unless the aggregate amount of Excess Net Cash Proceeds (excluding Excess Net Cash Proceeds previously applied to reduce the Commitments pursuant to this Section) equals or exceeds $400,000; and (y) the amount of Excess Net Cash Proceeds to be applied on any single occasion shall be rounded down to an integral multiple of $100,000 (it being understood that the amount of Excess Net Cash Proceeds in excess of any such integral multiple shall be applied on the next date on which Excess Net Cash Proceeds are applied).

     (b) The aggregate amount of the Commitments shall be automatically reduced (to the extent not already at or below the specified amount) to (i) $275,000,000 on December 31, 2000 and (ii) $250,000,000 on December 31, 2001.

     2.8.3  All Reductions of Commitments. Once reduced in accordance with this
Section 2.8, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Lender according to its Pro Rata Share. All accrued commitment fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

     2.9    Prepayments.

     2.9.1 Optional Prepayments. (a) Subject to Section 3.4, the Company may, from time to time, upon irrevocable notice to the Agent not later than 11:00 a.m. (Chicago time) on any Business Day, ratably prepay Committed Loans in whole or in part, in minimum Dollar Equivalent amounts of not less than the Minimum Tranche. The Company shall deliver a notice of prepayment in accordance with
Section 10.2 to be received by the Agent not later than (i) 11:00 a.m. (Chicago time) three Business Days in advance of the prepayment date if the Committed Loans to be prepaid are Offshore Rate Committed Loans, and (ii) 10:00 a.m. (Chicago time) on the prepayment date if the Committed Loans to be prepaid are Base Rate Loans. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans, Offshore Rate Committed Loans, or any combination thereof and the Applicable Currency. Such notice shall not thereafter be revocable by the Company. The Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's share of such prepayment (ratably in accordance with each Lender's aggregate Dollar Equivalent principal amount of Loans outstanding). If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Offshore Rate Committed Loans, accrued interest to each such date on the amount prepaid and any amounts required pursuant to
Section 3.4.

     (b) No Bid Loan may be voluntarily prepaid without the consent of the Lender that holds such Bid Loan.

     2.9.2 Mandatory Prepayments. If on any date on which the Commitments are reduced pursuant to Section 2.8.2, the Total Outstandings exceed the aggregate amount of the Commitments as so reduced, the Company shall immediately prepay Loans in an amount equal to such excess.

     2.10 Currency Exchange Fluctuations. Subject to Section 3.4, if on any Computation Date the Agent shall have determined that the Total Outstandings exceed the combined Commitments of all Lenders by more than $250,000 due to a change in applicable rates of exchange between Dollars, on the one hand, and Offshore Currencies on the other hand, then the Agent shall give notice to the Company that a prepayment is required under this subsection, and the Company agrees thereupon to make prepayments of Loans such that, after giving effect to such prepayment, the Total Outstandings do not exceed the combined Commitments of all Lenders.

     2.11 Repayment. The Company shall repay each Bid Loan on the last day of each Interest Period therefor. The Company shall repay all Loans (including any outstanding Bid Loan) on the Termination Date.

     2.12 Interest. (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to (i) at all times such Committed Loan is a Base Rate Loan, the sum of the Base Rate as in effect from time to time plus the Base Rate Margin as in effect from time to time and (ii) at all times such Committed Loan is an Offshore Rate Loan, the sum of the Offshore Rate for the applicable Interest Period plus the Offshore Rate Margin as in effect from time to time. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the sum of (i) the Federal Funds Rate as in effect from time to time plus (ii) the applicable Offshore Rate Margin as in effect from time to time plus (iii) 0.10%.

            (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest also shall be paid on the date of any conversion of Offshore Rate Committed Loans under Section 2.4 and prepayment of Offshore Rate Committed Loans under Section 2.9, in each case for the portion of the Loans so prepaid. During the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Required Lenders.

            (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and, to the extent permitted by applicable law, on any other amount payable hereunder or under any other Loan Document, at a rate per annum equal to the rate otherwise applicable thereto pursuant to the terms hereof or such other Loan Document (or, if no such rate is specified, the Base Rate) plus 2%. All such interest shall be payable on demand.

            (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

     2.13   Fees.

            (a) Certain Fees. The Company shall pay certain fees to the Agent and the Arranger for their own respective accounts at the times and in the amounts required by the letter agreement (the "Fee Letter") among the Company, the Agent and the Arranger dated March 10, 2000.

            (b) Commitment Fees. The Company shall pay to the Agent for the account of each Lender a commitment fee in such Lender's Pro Rata Share of the unused amount of the combined Commitments, as calculated by the Agent on a quarterly basis in arrears on the last day of each calendar quarter and on the Termination Date, at the Commitment Fee Rate. Such commitment fees shall accrue from the Effective Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the Termination Date. The commitment fees shall accrue at all times after the Effective Date, including at any time during which one or more conditions in
Article IV are not met. For purposes of calculating commitment fees, Swing Line Loans shall not be deemed to constitute usage of the Commitments.

     2.14 Computation of Fees and Interest. (a) All computations of interest for Base Rate Committed Loans when the Base Rate is determined by BofA's "reference rate", and all computations of interest for Offshore Currency Loans denominated in English pounds sterling shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which such interest or such fees are computed from the first day thereof to the last day thereof.

            (b) Each determination of an interest rate or a Dollar Equivalent amount by the Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate or Dollar Equivalent amount. Each Reference Lender agrees to deliver to the Agent timely information for the purpose of determining the Offshore Rate. If any one of the Reference Lenders shall fail to furnish such information to the Agent for any such interest rate, the Agent shall determine such interest rate on the basis of the information furnished by the remaining Reference Lender or Reference Lenders.

     2.15 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Lenders at the Agent's Payment Office, and (i) with respect to principal of, interest on, and any other amount relating to any Offshore Currency Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable, and (ii) with respect to all other amounts payable hereunder, shall be made in Dollars. Such payments shall be made in Same Day Funds and (x) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be determined by the Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (y) in the case of any Dollar payments, no later than 11:00 a.m. (Chicago time) on the date specified herein. The Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than the time specified in clause (x) or (y) above shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

            (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day (unless, in the case of an Offshore Rate Loan, the following Business Day is in another calendar month, in which case such payment shall be made on the preceding Business Day), and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in Same Day Funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate or, in the case of a payment in an Offshore Currency, the Overnight Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     2.16 Payments by the Lenders to the Agent. (a) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Committed Borrowing after the Closing Date, at least one Business Day prior to the date of a Committed Borrowing that such Lender will not make available as and when required hereunder to the Agent for the account of the Company the amount of such Lender's Pro Rata Share of such Committed Borrowing, the

Agent may assume that such Lender has made such amount available to the Agent in Same Day Funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in Same Day Funds and the Agent in such circumstances has made available to the Company such amount, such Lender shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate or, in the case of a payment in an Offshore Currency, the Overnight Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Committed Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Committed Borrowing.

            (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

     2.17 Sharing of Payments, Etc. (a) Whenever any payment received by the Agent to be distributed to the Lenders is insufficient to pay in full the amounts then due and payable to the Lenders, and the Agent has not received a Payment Sharing Notice, such payment shall be distributed to the Lenders (and for purposes of this Agreement shall be deemed to have been applied by the Lenders, notwithstanding the fact that any Lender may have made a different application in its books and records) in the following order: first, to the payment of the principal amount of the Loans which is then due and payable and any reimbursement obligation of the Company in respect of any BA which is then due and payable, ratably among the Lenders (including the Accepting Lender and the Swing Line Lender) in accordance with the aggregate amount of such Obligations owed to each Lender; second, to the payment of interest then due and payable on the Loans and on any unpaid reimbursement obligations in respect of BAs, ratably among the Lenders (including the Accepting Lender and the Swing Line Lender) in accordance with the aggregate amount of interest owed to each Lender; third, to the payment of the fees payable under subsection 2.13(b) and
(c), ratably among the Lenders in accordance with their respective Pro Rata Shares; and fourth, to the payment of any other amount payable under this Agreement, ratably among the Lenders in accordance with the aggregate amount owed to each Lender.

     (b) After the Agent has received a Payment Sharing Notice, and for so long thereafter as any Event of Default exists, all payments received by the Agent to be distributed to the Lenders shall be distributed to the Lenders (and for purposes of this Agreement shall be deemed to have been applied by the Lenders, notwithstanding the fact that any Lender may have made a different application in its books and records) in the following order: first, to the payment of amounts payable under Section 10.4, ratably among the Lenders in accordance with the aggregate amount owed to each Lender; second, to the payment of fees payable under subsection 2.13(b) and (c), ratably among the Lenders in accordance with their respective Pro Rata Shares; third, to the payment of the interest accrued on and the principal amount of all of the Loans and all reimbursement obligations of the Company in respect of BAs, regardless of whether any such amount is then due and payable, ratably among the Lenders (including the Accepting Lender and the Swing Line Lender) in accordance with the aggregate amount of such Obligations owed to each Lender; and fourth, to the payment of any other amount payable under this Agreement, ratably among the Lenders (including the Accepting Lender and the Swing Line Lender) in accordance with the aggregate amount owed to each Lender.

     (c) If, other than as expressly provided elsewhere herein, any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of principal of or interest on any Loan or any reimbursement obligation in respect of a BA, or any other amount payable hereunder, in excess of the share of payments and other recoveries such Lender would have received if such payment or other recovery had been distributed pursuant to the provisions of subsection 2.17(a) or (b) (whichever is applicable at the time of such payment or other recovery), such Lender shall immediately (i) notify the Agent of such fact and
(ii) purchase from the other Lenders such participations in the Loans made by (or other Obligations owed to) them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery pro rata with each of them in accordance with the order of payments set forth in subsection 2.17(a) or (b), as the case may be; provided that if all or any portion of such excess payment or other recovery is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (A) the amount of such paying Lender's required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

     2.18 Swing Line Commitment. Subject to the terms and conditions of this Agreement, the Swing Line Lender agrees to make loans to the Company on a revolving basis (each such loan, a "Swing Line Loan") from time to time on any Business Day during the period from the Closing Date to the Termination Date in an aggregate principal amount at any one time outstanding not to exceed U.S. $30,000,000; provided, however, that, after giving effect to any proposed Swing Line Loan, the Total Outstandings shall not exceed the combined Commitments.

     2.19 Borrowing Procedures for Swing Line Loans. The Company shall provide a Notice of Borrowing or telephonic notice (followed by a confirming Notice of Borrowing) to the Agent and the Swing Line Lender of each proposed borrowing pursuant to Section 2.18 not later than 12:00 noon (Chicago time) on the proposed Borrowing Date. Each such notice shall be effective upon receipt by the Agent and the Swing Line Lender and shall specify the date and the principal amount of borrowing. Unless the Swing Line Lender has received written notice prior to 11:00 a.m. (Chicago time) on the proposed Borrowing Date from the Agent or any Lender that one or more of the conditions precedent set forth in Article IV with respect to such borrowing is not then satisfied, the Swing Line Lender shall pay over the requested principal amount to the Company on the requested Borrowing Date in Same Day Funds. Each Swing Line Loan shall be made on a Business Day and shall be in the amount of at least U.S. $500,000 and an integral multiple of U.S. $100,000. The Swing Line Lender will promptly notify the Agent of the making and amount of each Swing Line Loan.

     2.20 Prepayment or Refunding of Swing Line Loans. (a) The Company may, at any time and from time to time, prepay any Swing Line Loan in whole or in part, in an amount of at least U.S. $500,000 and an integral multiple of U.S. $100,000. The Company shall deliver a notice of prepayment to the Agent and the Swing Line Lender not later than 11:00 a.m. (Chicago time) on the Business Day of such prepayment, specifying the date and amount of such prepayment. If such notice is given by the Company, the payment amount specified in such notice shall be due and payable on the date specified therein.

     (b) The Swing Line Lender may, at any time in its sole and absolute discretion, on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to act on its behalf), request each Lender to make a Base Rate Committed Loan in an amount equal to such Lender's Unused Commitment Share of the principal amount of the Swing Line Loans outstanding on the date such notice is given. Unless any of the events described in subsection 8.1(g), (h), (i) or
(j) shall have occurred (in which event the procedures of Section 2.21 shall apply), and regardless of whether the conditions precedent set forth in this Agreement to the making of a Base Rate Committed Loan are then satisfied or the aggregate amount of such Base Rate Committed Loans is not in the minimum or integral amount otherwise required hereunder, each Lender shall make the proceeds of its Base Rate Committed Loan available to the Agent for the account of the Swing Line Lender at the Agent's Payment Office prior to 12:00 noon (Chicago time) in Same Day Funds on the Business Day next succeeding the date such notice is given. The proceeds of such Base Rate Committed Loans shall be immediately applied to repay the outstanding Swing Line Loans.

     2.21 Participations in Swing Line Loans. (a) If an event described in subsection 8.1(g), (h), (i) or (j) occurs (or for any reason the Lenders may not make Revolving Loans pursuant to Section 2.20), each Lender will, upon notice from the Agent, purchase from the Swing Line Lender (and the Swing Line Lender will sell to each Lender) an undivided participation interest in all outstanding Swing Line Loans in an amount equal to such Lender's Unused Commitment Share of the outstanding principal amount of the Swing Line Loans (and each Lender will immediately transfer to the Agent, for the account of the Swing Line Lender, in immediately available funds, the amount of its participation).

     (b) Whenever, at any time after the Swing Line Lender has received payment for any Lender's participation interest in the Swing Line Loans pursuant to subsection 2.21(a), the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to the Agent for the account of such Lender its participation interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Agent for the account of the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

     2.22 Participation Obligations Unconditional. (a) Each Lender's obligation to make Base Rate Committed Loans pursuant to Section 2.20 and/or to purchase participation interests in Swing Line Loans pursuant to Section 2.21 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default; (c) any adverse change in the condition (financial or otherwise) of the Company or any other Person; (d) any breach of this Agreement or any other Loan Document by the Company or any other Lender;
(e) any inability of the Company to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which any Loan is to be refunded or any participation interest therein is to be purchased; or (f) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     (b) Notwithstanding the provisions of subsection 2.22(a), no Lender shall be required to make any Base Rate Committed Loan to the Company to refund a Swing Line Loan pursuant to Section 2.20 or to purchase a participation interest in a Swing Line Loan pursuant to Section 2.21 if, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender received written notice from any Lender specifying that such Lender believes in good faith that one or more of the conditions precedent to the making of such Swing Line Loan were not satisfied and, in fact, such conditions precedent were not satisfied at the time of the making of such Swing Line Loan; provided that the obligation of such Lender to make such Base Rate Committed Loan and to purchase such participation interest shall be reinstated upon the earlier to occur of (i) the date on which such Lender notifies the Swing Line Lender that its prior notice has been withdrawn and (ii) the date on which all conditions precedent to the making of such Swing Line Loan have been satisfied (or waived by the Required Lenders or all Lenders, as applicable).

     2.23 Conditions to Swing Line Loans. Notwithstanding any other provision of this

Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan if an Event of Default or Unmatured Event of Default exists or would result therefrom.

     2.24 BA Subfacility.

            (a) Creation. Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the day 30 days prior to the scheduled Termination Date, the Accepting Lender shall create and discount such BAs as the Company may request by notice to the Accepting Lender in accordance with the procedure set forth in subsection (b) below; provided that upon creating and discounting any BA, the Total Outstandings will not exceed the combined Commitments; and provided, further, that BA Outstandings shall not at any time exceed $100,000,000. The maturity of any BA shall not be less than 30 days or more than 180 days and shall not extend beyond the scheduled Termination Date. Each BA shall comply with the Acceptance Documents and shall be executed on behalf of the Company and presented to the Accepting Lender pursuant to such procedures as are provided or required by the Accepting Lender. The face amount of each BA shall be $3,000,000 or a higher integral multiple of $1,000,000. The creation and maturity date of each BA shall be a Business Day. Notwithstanding the foregoing, the Accepting Lender shall not be obligated to create or discount any BA (i) that is not "eligible" pursuant to paragraph 7 of Section 13 of the Federal Reserve Act (12 U.S.C. ss.372), as amended from time to time, (ii) if creation thereof would cause the Accepting Lender to exceed the maximum amount of outstanding bankers' acceptances permitted by applicable law or (iii) if, in the reasonable opinion of the Accepting Lender, general conditions in the public market for rediscounting bankers' acceptances render it inadvisable to do so.

            (b) Notice. Each request for a BA shall be submitted in writing (or requested by telephone and promptly confirmed in writing) to the Accepting Lender and the Agent by 11:00 a.m. (Chicago time) on the date of creation of the requested BA and shall be accompanied by such documents as are specified therein and in the Acceptance Documents. The Accepting Lender will promptly notify the Agent (which shall promptly advise each Lender) of the creation of each BA and the amount and tenor thereof.

            (c) Issuance Fee. Upon the creation by the Accepting Lender of a BA, the Accepting Lender shall discount such BA by deducting from the face amount thereof a discount determined by the then current quoted discount rate for bankers' acceptances of the Accepting Lender plus the BA Commission, with such discount and BA Commission applied against the face amount of the BA, and the Accepting Lender shall make such net amount available in immediately available funds to the Company. The Accepting Lender shall retain from the amount so deducted a commission, for the account solely of the Accepting Lender, equal to
 .05% per annum (computed on the basis of the actual number of days elapsed over a year of 360 days). On the date of issuance of each BA, the Accepting Lender shall make available in immediately available funds to the Lenders, according to their respective Pro Rata Shares, an amount equal to the BA Commission (after the Accepting Lender's issuance fee of .05% has been deducted therefrom) for such BA. The Accepting Lender may retain or rediscount, at its election, any BA and the amount received by the Accepting Lender upon payment thereof at maturity or upon rediscounting shall be solely for the account of the Accepting Lender.

            (d) Payment. As and when the Accepting Lender honors a BA, the Company agrees to immediately repay the Accepting Lender in immediately available funds the amount advanced by the Accepting Lender. In the event that such funds are not made available to the Accepting Lender by the Company, then, in order to implement the foregoing, the Company irrevocably authorizes the Agent and each Lender to treat each such advance by the Accepting Lender as a request for a Base Rate Committed Loan in the amount of such advance, to issue Base Rate Committed Loans simultaneously with any such advance in the aggregate amount of such advance, and to credit the proceeds of such Base Rate Committed Loan so as to immediately eliminate the liability of the Company to the Accepting Lender pertaining to such BA and immediately eliminate the liability of each other Lender to the Accepting Lender with respect to its Unused Commitment Share relating to such BA.

            (e) Participations in BAs. Each Lender shall be deemed at all times to have a participation in each outstanding BA in an amount equal to the result obtained by multiplying (i) such Lender's Unused Commitment Share times (ii) the face amount of such BA. Without limiting the scope and nature of each Lender's participation in any BA, to the extent that the Accepting Lender has not been reimbursed by the Company (pursuant to an advance pursuant to clause (d) or otherwise) for any payment required to be made by the Accepting Lender under any BA, each Lender shall, according to its Unused Commitment Share, reimburse the Accepting Lender promptly upon demand for the amount of such payment. The obligation of each Lender to so reimburse the Accepting Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default, an Unmatured Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Company to reimburse the Accepting Lender for the amount of any payment made by the Accepting Lender under any BA, together with interest at the Base Rate plus 2%. The Company hereby specifically acknowledges and agrees that if the Company fails to perform in accordance with the terms of any BA, the Acceptance Documents related thereto or this Agreement as it relates to such BA, each lender shall have a claim against the Company, to the extent of such Lender's pro rata participation in such BA.

            (f) Limitation of Liability. None of the Accepting Lender, any other Lender or any of their respective directors, officers, agents or employees shall be liable, except for gross negligence or willful misconduct, for any action taken or omitted under or in connection with any BA, any draft to which a BA relates or any documents which in turn relate or pertain to any such draft. When dealing with any BA, draft or related document, the Accepting Lender shall be entitled to act (and shall be fully protected against any claim of loss by the Company occasioned by the lack, or claimed lack, of authenticity or authority of the issuance of any draft or any signature thereon, in acting) upon any telegram, telex, teletype, bank wire, cable or radiogram or any written application, notice, report, statement, certificate, resolution, request, order, consent, letter or other instrument or communication reasonably believed in good faith by the Accepting

Lender to be genuine and correct and to have been signed or sent or made by a proper Person. The Accepting Lender shall examine Acceptance Documents with reasonable care to ascertain that they appear on their face to be in accordance with the terms and conditions of the related BA. The Company further agrees that, if any BA shall not, in the reasonable opinion of the Agent or the Required Lenders, meet all requirements for "eligible" bankers' acceptances (as determined in accordance with paragraph 7 of Section 13 of the Federal Reserve Act (12 U.S.C. ss.372)), the Company shall, upon demand by the Agent, pay to the Agent for the account of each of the Lenders additional amounts sufficient to compensate the Lenders for any increased costs resulting therefrom (including costs resulting from any reserve requirement, premium liability to the Federal Deposit Insurance Corporation, or a higher discount rate). To demand payment under this subsection 2.24(f), the Agent shall deliver to the Company a certificate setting forth in reasonable detail the amount payable to the Agent (for the account of each of the Lenders) hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.



                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.1 Taxes. (a) Any and all payments by the Company to each Lender and each Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

            (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                (ii) the Company shall make such deductions and withholdings;

                (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                (iv) the Company shall also pay to the Agent for the account of any applicable Lender or the Agent, at the time interest is paid, all additional amounts which such Lender or the Agent specifies as necessary to preserve the after-tax yield such Lender or Agent would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

            (c) The Company agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes, Other Taxes and Further Taxes in the amount that such Lender or the Agent specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Company receives written demand therefor from such Lender or the Agent.

            (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Lender and the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Agent.

            (e) If the Company is required to pay any amount to any Lender or the Agent pursuant to subsection (b) or (c) of this Section, then such Lender or the Agent shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office or other relevant office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the good faith judgment of such Lender or the Agent is not otherwise disadvantageous to such Lender or the Agent.

     3.2 Illegality. (a) If any Lender determines that the introduction of any applicable Requirement of Law, or any change in any applicable Requirement of Law, or in the interpretation or administration of any applicable Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans in any Applicable Currency, then, on notice thereof by the Lender to the Company through the Agent, any obligation of that Lender to make Offshore Rate Loans in such Applicable Currency (including in respect of any LIBOR Bid Loan as to which the Company has accepted such Lender's Competitive Bid, but which has not yet been borrowed) shall be suspended until the Lender notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

            (b) If a Lender determines that it is unlawful to maintain any Offshore Rate Loan in any Applicable Currency, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Offshore Rate Loan of such Lender then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof or, if earlier, on the date on which such Lender may no longer lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Committed Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Committed Loan.

            (c) If the obligation of any Lender to make or maintain Offshore Rate Committed Loans has been so terminated or suspended, all Loans which would otherwise be made by such Lender as Offshore Rate Committed Loans shall be instead Base Rate Committed Loans.

            (d) Before giving any notice to the Agent or demand upon the Company under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the good faith judgment of the Lender, be illegal in any respect or otherwise disadvantageous to the Lender.

     3.3 Increased Costs and Reduction of Return. (a) If after the date hereof any Lender determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loan or of participating in any BA or, in the case of the Accepting Lender, of agreeing to accept or accepting BAs, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

            (b) If after the date hereof any Lender shall have determined that
(i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the Agent, the Company shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

            (c) Notwithstanding the foregoing Section 3.3(a) and (b), if any Lender fails to notify the Company of any event which will entitle such Lender to compensation pursuant to this Section 3.3 within 180 days after such Lender obtains knowledge of such event, then such Lender shall not be entitled to any compensation from the Company for any such increased cost or reduction of return arising prior to the date which is 180 days before the date on which such

Lender notifies the Company of such event.

     3.4 Funding Losses. The Company shall reimburse each Lender and hold each Lender harmless from any loss or reasonable expense which the Lender may sustain or incur as a consequence of:

            (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

            (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing, a Notice of Conversion/ Continuation or accepted a Competitive Bid;

            (c) the failure of the Company to make any prepayment of a Committed Loan in accordance with any notice delivered under Section 2.9;

            (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

            (e) the automatic conversion under Section 2.4 of any Offshore Rate Committed Loan to a Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or reasonable expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained or from changes relating to any Offshore Currency Loans. For purposes of calculating amounts payable by the Company to the Lenders under this Section and under subsection 3.3(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Offshore Rate used in determining the interest rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     3.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or any Lender determines that the Offshore Rate applicable pursuant to subsection 2.12(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Lender of funding such Loan, the Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Committed Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Committed Borrowing or Notice of

Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Committed Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Committed Loans instead of Offshore Rate Committed Loans.

     In the case of any Offshore Currency Loans, the Borrowing or continuation shall be in an aggregate amount equal to the Dollar Equivalent amount of the originally requested Borrowing or continuation in the Offshore Currency, and to that end any outstanding Offshore Currency Loans which are the subject of any continuation shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to such Offshore Currency Loans.

     3.6 Reserves on Offshore Rate Loans. The Company shall pay to each Lender, as long as such Lender shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities") and, in respect of any Offshore Currency Loans, under any applicable regulations of the relevant Governmental Authority in the country in which the Offshore Currency of such Offshore Currency Loan circulates, additional costs on the unpaid principal amount of each Offshore Rate Committed Loan and Offshore Currency Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of the amount of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

     3.7 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

     3.8 Substitution of Lenders. Upon the receipt by the Company from any Lender (an "Affected Lender") of a claim for compensation under Section 3.1 or
3.3 or a notice pursuant to Section 3.2 (which claim or notice results from circumstances applicable to such Lender and not Lenders generally) the Company may: (i) request the Affected Lender to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment (a "Replacement Lender"); (ii) request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment; or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (i) or (iii) shall be subject to the prior written consent of the Agent, the Swing Line Lender and the Accepting Lender (which consents shall not be unreasonably withheld).

     3.9  Survival. The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations and the termination of this Agreement.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     4.1 Conditions to Effectiveness. This Agreement shall become effective, all loans outstanding under the Original Agreement shall be deemed to be Loans made hereunder, and all accrued interest and fees payable under the Original Agreement shall be payable hereunder, on the date on which the Agent has received the following (the "Effective Date"):

            (a) Agreement. This Agreement executed by the Company and the Required Lenders.

            (b) Resolutions; Incumbency; Certificate of Incorporation; Bylaws.

                (i) Copies of the resolutions of the board of directors of the Company and each Guarantor authorizing the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of the Company or such Guarantor;

                (ii) a certificate of the Secretary or Assistant Secretary of the Company and each Guarantor certifying the names and true signatures of the officers of the Company and each Guarantor authorized to execute and deliver this Agreement, the Intercreditor Agreement and all other Loan Documents to be delivered by it hereunder; and

                (iii) copies of the certificate of incorporation and by-laws (or other organizational documents) of the Company and each Guarantor, certified by the Secretary or an Assistant Secretary of the Company or such Guarantor.

            (c) Good Standing. A copy of a good standing certificate as of a recent date for the Company and each Guarantor from the Secretary of State (or similar, applicable Governmental Authority) of its respective state of incorporation.

            (d) Legal Opinion. An opinion of counsel to the Company and the Guarantors in form and substance reasonably acceptable to the Agent.

            (e) Payment of Fees.

                (i) Evidence of payment by the Company of all accrued and unpaid fees, costs and reasonable expenses to the extent then due and payable on the Effective Date, together with Attorney Costs of the Agent to the extent invoiced prior to or on the Effective Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent), including any such costs, fees and reasonable expenses arising under or referenced in Sections 2.13 and 10.4; and

                (ii) Evidence of payment by the Company of an amendment fee for the account of each Lender which has executed and delivered a counterpart of this Agreement on or before April 14, 2000, in each case in an amount equal to 0.25% of such Lender's Commitment.

            (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                (ii) no Event of Default or Unmatured Event of Default exists or would result from the execution and delivery of this Agreement and the other Loan Documents; and

                (iii) since December 31, 1999, no event or circumstance has occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (g) Guaranty. The Guaranty, signed by each Guarantor.

            (h) Security Agreement. The Security Agreement signed by the Company and each Guarantor, together with evidence, satisfactory to the Collateral Agent, that the Company and each Guarantor have delivered to the Collateral Agent all financing statements and other documents necessary to perfect the Collateral Agent's Lien on all collateral granted under the Security Agreement.

            (i) Pledge Agreement. The Pledge Agreement, executed by the Company and each Guarantor that as of the Effective Date has one or more Subsidiaries, together with all stock certificates, stock powers and other items required to be delivered in connection therewith.

            (j) Intercreditor Agreement. The Intercreditor Agreement, signed by the parties thereto and consented to by the Company and the Guarantors.

            (k) Trademark Security Agreement. The Trademark Security Agreement, signed by the Company.

            (l) Amendment of Certain Agreements. Evidence, satisfactory to the Agent, that each of the "Operative Documents" as defined in the Synthetic Lease Guaranty, the Shelf Agreement and each Senior Note Agreement (each as defined in the Intercreditor Agreement) has been amended to conform in all material respects with the representations, warranties, covenants and defaults contained in this Agreement.

            (m) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Lender may reasonably request.

     4.2 Conditions to All Credit Extensions. The obligation of each Lender to make any Credit Extension to be made by it (or any Bid Loan as to which the Company has accepted the relevant Competitive Bid) is subject to the satisfaction of the following conditions precedent on the date of such Credit
Extension:

            (a) Notice. The Agent (and, in the case of a Swing Line Loan, the Swing Line Lender) shall have received a Notice of Borrowing or the Agent and the Accepting Lender shall have received a request for acceptance of a BA.

            (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of the date of such Credit Extension with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall have been true and correct as of such earlier date).

            (c) No Existing Default. No Event of Default or Unmatured Event of Default shall exist or shall result from such Borrowing.

Each Notice of Borrowing, Competitive Bid Request and request for acceptance of a BA submitted by the Company hereunder shall constitute a representation and warranty by the Company that, as of the date of such notice or request and as of the date of the applicable Credit Extension, the conditions in this Section 4.2 are satisfied.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Agent and each Lender as follows:

     5.1 Organization; Subsidiary Preferred Stock. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is formed, and the Company has and each Subsidiary has the power to own its respective property and to carry on its respective business as now being conducted. No Subsidiary has outstanding any shares of stock of a class which has priority over any other class as to dividends or in liquidation.

     5.2 Financial Statements. The audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 1998 and the unaudited consolidated financial statements of the Company and its Subsidiaries as at September 30, 1999, copies of each of which have been delivered to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

     5.3 Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which could be reasonably expected to result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement.

     5.4 Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by Section 7.3. There exists no default under the provisions of any instrument evidencing Debt of the Company or any of its Subsidiaries in an amount greater than $250,000 or of any agreement relating thereto (it being understood that the representation and warranty in this sentence is made after giving effect to the effectiveness of this Agreement and the amendments referred to in subsection 4.1(l)).

     5.5 Title to Properties. The Company has and each of its Subsidiaries has good and marketable title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in Section 5.2 (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 7.2. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

     5.6 Taxes. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes (i) as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP or (ii) the non-payment of which (a) could not be reasonably expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole and (b) does not result in the creation of any Lien other than Liens permitted by Section 7.2.

     5.7 Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. None of the execution and delivery of this Agreement or any other Loan Document, the making of the Loans, the creation of the BAs or the fulfillment of or compliance with the terms and provisions hereof and of the other Loan Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type that the Obligations constitute except as set forth in the agreements listed in Schedule 5.7 attached hereto (as such Schedule 5.7 may have been modified from time to time by written supplements thereto delivered by the Company and accepted in writing by the Required Lenders).

     5.8 Use of Proceeds. None of the proceeds of any Loan or BA will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation U of the FRB (herein called "margin stock") or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of such Regulation U, unless the Company shall have delivered to the Lenders, on the date of borrowing of such Loan or the acceptance of such BA, an opinion of counsel satisfactory to the Lenders stating that the making of such Loan or the acceptance of such BA does not constitute a violation of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Loans or the BAs to violate Regulation T, Regulation U or any other regulation of the FRB or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     5.9 ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the

Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the making of Loans and the creation and acceptance of the BAs will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.

     5.10 Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the making of the Loans is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Date with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the making of the Loans, the creation and acceptance of the BAs or the fulfillment of or compliance with the terms and provisions of the Loan Documents.

     5.11 Environmental Compliance. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all applicable foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to so comply could not reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement.

     5.12 Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to the Agent or any Lender by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries and which has not been set forth in this Agreement.

     5.13 Hostile Tender Offers. None of the proceeds of any Loans or the BAs will be used to finance a Hostile Tender Offer.

         5.14 Priority of Obligations. The Obligations constitute "Superior Indebtedness" as such term is defined in the Company's Promissory (subordinated) Notes, the form of which is attached hereto as Exhibit I, and the Subordinated Debt is subordinated to the Obligations.

         5.15 Year 2000 Problem. The Company and its Subsidiaries (a) have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and (b) have made appropriate inquiries as to the effect the Year 2000 Problem will have on their material suppliers and customers. Based on such a review, program and inquiries, the Company reasonably believes that the Year 2000 Problem will not have a Material Adverse Effect.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any BA shall be outstanding or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

         6.1 Financial Statements. The Company shall deliver to the Agent, in form and detail reasonably satisfactory to the Agent and the Required Lenders, with sufficient copies for each Lender:

                  (a) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young or another nationally-recognized independent public accounting firm ("Independent Auditor") which report (x) shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (y) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

                  (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the

Subsidiaries.



         6.2 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default or Unmatured Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), (i) a Compliance Certificate executed by a Responsible Officer and (ii) a schedule of the daily and 30 day average amounts of accounts receivable and Debt outstanding during the fiscal quarter ending on the date as of which such financial statements were prepared, together the calculations necessary to demonstrate compliance with Sections 7.14 and 7.3;

                  (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

                  (d) promptly, such information or documentation as the Agent, at the request of any Lender, may request from time to time regarding the efforts of the Company and its Subsidiaries to address the Year 2000 Problem;

                  (e) within 30 days after the end of each fiscal month, a calculation in reasonable detail of the Borrowing Base as of the last day of such month, substantially in the form of Exhibit O;

                  (f) concurrently with the execution of any amendment to the Synthetic Lease Guaranty, the Senior Note Agreements or the Shelf Note Agreement (each as defined in the Intercreditor Agreement), a copy of such executed amendment;

                  (g) simultaneously with the delivery thereof under the Senior Note Agreements (as defined in the Intercreditor Agreement), copies of all information and notices required to be given by the Company pursuant to paragraph 5A thereof (or any successor provision thereto) or any other notice, report or other written information delivered to any noteholder under the Senior Note Agreements; and

                  (h) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Lender, may from time to time request.

         6.3 Notices. The Company shall promptly notify the Agent and each Lender promptly after a Responsible Officer obtains knowledge of:

                  (a) the occurrence of any Event of Default or Unmatured Event of Default;

                  (b) any of the following matters that has resulted or may reasonably be expected to result in a Material Adverse Effect: (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary including pursuant to any applicable Environmental Law;

                  (c) the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event; provided that the Company shall notify the Agent and each Lender not less than ten days before the occurrence of any event described in clause (ii) below), and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                      (i) an ERISA Event;

                      (ii) a contribution failure with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

                      (iii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                      (iv) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                      (v) the adoption of any amendment to a Plan subject to
         Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

                      (d) any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries.

                  Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or any other Loan Document that have been breached or violated.

         6.4 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to:

                  (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                  (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except
(i) in connection with transactions permitted by Section 7.6 and sales of assets permitted by Section 7.5 and (ii) to the extent the non-preservation or non-maintenance thereof could not reasonably be expected to have a Material Adverse Effect;

                  (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                  (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

                  Notwithstanding the provisions of this Section 6.4, the Company may dissolve or liquidate any Inactive Subsidiary.

         6.5 Maintenance of Property. The Company shall, and shall cause each Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

         6.6 Insurance. The Company shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as customarily maintained by the Company in accordance with its practices, policies and procedures prior to the Closing Date. Together with each delivery of financial statements under subsection 6.1(a), the Company will, upon the request of any Lender, deliver a certificate of a Responsible Officer specifying the details of such insurance in effect.

         6.7 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable all their respective obligations and liabilities, including:

                  (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the

Company or such Subsidiary;

                  (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

                  (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         6.8 Compliance with Laws. The Company shall, and shall cause each Subsidiary to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

         6.9 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         6.10 Inspection of Property and Books and Records. The Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall, and shall cause each Subsidiary to, permit representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the reasonable expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that when an Event of Default exists the Agent or any Lender may do any of the foregoing at the reasonable expense of the Company at any time during normal business hours without advance notice.

         6.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all material Environmental Laws.

         6.12 Use of Proceeds. The Company shall use the proceeds of the Loans and the BAs to repay Debt and for working capital and other general corporate purposes not in contravention of any applicable Requirement of Law or of any Loan Document.

         6.13 Covenant to Secure Obligations Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section
7.2 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 10.1), it will make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

         6.14 Cooperative Status. The Company covenants that it will at all times maintain its status as a cooperative for purposes of Subchapter T of the Code; provided, however, in the event that the Code or other applicable law is modified after the date hereof and as a result of such modification the Company is unable to satisfy its obligations under this Section, then the Required Lenders and the Company shall agree, or in good faith negotiate to agree, to amend the covenants contained in this Agreement so that the application of such covenants (following such modification of the Code or other applicable law and the effect thereof on the Company) will be substantially the same as prior thereto.

         6.15 Collateral/Accounting Systems Examination. The Company covenants that it will (a) cooperate with the Agent, the Lenders and their respective representatives in commencing a collateral and accounting systems examination within 30 days following the Effective Date and completing such examination as promptly as practicable thereafter and (b) pay all reasonable costs and expenses in connection with such examination.

         6.16 Real Estate Documents. (a)(i)The Company shall, and shall cause each applicable Guarantor to, promptly (and, in any event, no later than April 26, 2000) execute and deliver a Mortgage providing for a fully perfected Lien, in favor of the Collateral Agent, in all right, title and interest of the Company or such Guarantor in each parcel of real property listed on Part 1 of
Schedule 6.16 (each a "Primary Property").

                  (ii) The Company shall, and shall cause each applicable Guarantor to, promptly (and in any event, no later than May 10, 2000) execute and deliver a Mortgage providing for a fully perfected Lien, in favor of the Collateral Agent, in all right, title and interest of the Company or such Guarantor in each parcel of real property listed on
         Part 2 of Schedule 6.16 (each a "Secondary Property"; the Primary Properties and the Secondary Properties are collectively referred to as the "Properties").

         (b) The Company shall, and shall cause each Guarantor to, promptly (and, in any event, no later than May 15, 2000 for each Primary Property and May 31, 2000 for each Secondary Property) provide the following documents in connection with each Mortgage referred to above:

                           (i) an ALTA Loan Title Insurance Policy, issued by an insurer acceptable to the Collateral Agent, insuring the Collateral Agent's Lien on the Property subject to such Mortgage and containing such endorsements as the Collateral Agent may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be acceptable to the Collateral

         Agent);

                           (ii) copies of all documents of record concerning such Property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above;

                           (iii) original or certified copies of all insurance policies required to be maintained with respect to such Property by this Agreement or the applicable Mortgage; and

                           (iv) a flood insurance policy covering such Property, reasonably satisfactory to the Collateral Agent, if required by the Flood Disaster Protection Act of 1973.

         Additionally, in the case of any real property leased by the Company or any Guarantor, the Company shall use its best efforts to, or shall cause such Guarantor to use its best efforts to, provide a consent, in form and substance satisfactory to the Collateral Agent, from the owner and each mortgagee of such property (a) consenting to the Mortgage in favor of the Collateral Agent with respect to such property and (b) waiving any landlord's Lien in respect of personal property kept at the premises subject to such lease.

         6.17 Further Assurances. The Company shall (a) cause all Subsidiaries to guarantee the obligations of the Company hereunder pursuant to the Guaranty (and in furtherance of the foregoing, immediately upon the creation or acquisition of any Subsidiary, cause such Subsidiary to execute and deliver a counterpart of the Guaranty, together with such other documents, including resolutions and opinions of counsel, as the Agent or any Lender may reasonably request), provided neither TruServ Specialty Company, LLC nor any Inactive Subsidiary or Foreign Subsidiary (other than Cotter Canada Hardware and Variety Company Inc.) shall have an obligation to execute a counterpart of the Guaranty; and (b) take, and cause each of Guarantors to take, such actions as are necessary or as the Agent or the Required Lenders may reasonably request from time to time (including the execution and delivery of security agreements, pledge agreements, financing statements, mortgages, deeds of trust and other documents, the filing or recording of any of the foregoing, the delivery of stock certificates and other collateral with respect to which perfection is obtained solely by possession, the notation of the Collateral Agent's Liens on certificates of title for vehicles and the delivery of opinions of counsel) to ensure that the obligations of the Company and each Guarantor hereunder and under the Guaranty, as applicable, are secured by perfected security interests in substantially all of the personal property of each such entity, and provided further that neither the Company nor any Guarantor shall be required to pledge more than 65% of the stock of any Foreign Subsidiary (other than Cotter Canada Hardware and Variety Company Inc.).

         6.18 Waiver of Negative Pledge. The Company will, not later than June 30, 2000, cause The Industrial Development Authority of the State of New Hampshire (the "IDA") to waive the negative pledge set forth in Section 8.1 of the Loan Agreement dated as of October 1, 1982 between the IDA and the Company (then known as Cotter & Company) to permit a Lien in favor of the Collateral Agent on the Project (as defined in the Loan Agreement referred to above).



                                   ARTICLE VII

                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any BA shall be outstanding or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

         7.1 Fixed Charge Coverage Ratio. The Company will not permit the
Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than the applicable ratio set forth below:

                  Fiscal Quarter(s) Ending              Ratio
                  ------------------------              -----

                  3/31/00 through 6/30/00               1.20 to 1.00
                  9/30/00                               1.40 to 1.00
                  12/31/00 through 12/31/01             1.75 to 1.00
                  3/31/02 and thereafter                1.85 to 1.00.

         7.2 Lien Restrictions. The Company will not and will not permit any Subsidiary to create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Obligations in accordance with the provisions of Section 6.13), except:

                  (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and with respect to which the Company or the applicable Subsidiary maintains adequate reserves,

                  (b) Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit,

                  (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary,

                  (d) Liens in existence on the Closing Date and described on
         Schedule 7.2,

                  (e) Liens in respect of capital leases entered into in connection with, or any

         Lien arising in connection with, the acquisition of property, after the date hereof and attaching only to the property being acquired, if the Indebtedness secured thereby does not exceed 100% of the lesser of
         (i) the fair market value of the property acquired at the time of acquisition thereof and (ii) the total purchase price of the property so acquired,

                  (f) other Liens (including Liens arising under capital leases), in addition to the Liens permitted by clauses (a) through (d) above and clause (g) below, securing Indebtedness of the Company or any Subsidiary (other than Indebtedness that constitutes Subordinated
         Debt); provided, however, that (i) such Indebtedness is permitted by the provisions of Section 7.3 and (ii) the aggregate outstanding principal amount of all such Indebtedness (other than Indebtedness listed on Schedule 7.2(f)) does not at any time exceed (A) prior to the Reset Date, $25,000,000 and (B) on and after the Reset Date, an amount equal to 10% of the consolidated total assets of the Company, and

                  (g) Liens in favor of the Collateral Agent.

         7.3 Debt Restrictions. The Company will not and will not permit any Subsidiary to create, incur, assume or suffer to exist any Debt, except:

                  (a) Senior Funded Debt,

                  (b) Subordinated Debt,

                  (c) Debt under the Guaranty, and

                  (d) Short Term Debt of the Company;

provided that the ratio of (x) the sum of (i) the aggregate amount (without duplication) of all Senior Funded Debt plus (ii) an amount equal to (A) the remainder of the lowest daily average amount of Short Term Debt outstanding for any period of 30 consecutive days during the 12-month period ending on the most recently completed month minus (B) the daily average of cash and marketable securities for such 30-day period to (y) the sum of (i) Consolidated Capitalization plus (ii) Special 1999 Charges plus (iii) Special A/P Charges plus (iv) the amount determined pursuant to clause (x)(ii) above shall not at any time exceed the ratio set forth below during any period set forth below:

                                                              Specified
                  Period Ending                               Percentage
                  -------------                               ----------

                  Through 12/31/01                            60%
                  Thereafter                                  55%

         For purposes of this Section 7.3, Debt represented by the Loans or arising under the BAs shall be considered Short Term Debt.

         Without limiting the foregoing provisions of this Section, the Company will not permit the aggregate principal amount of all Debt of the Company and its Subsidiaries (other than (i) Debt hereunder and under the other Loan Documents, (ii) Debt referred to on Schedule 5.7 which was outstanding on March 31, 2000 and (iii) Subordinated Debt owed to Members) to exceed $35,000,000 at any time prior to the Reset Date.

         7.4 Sale of Assets. The Company will not and will not permit any Subsidiary to sell, lease or transfer or otherwise dispose of any assets of the Company or any Subsidiary other than in the ordinary course of business (which shall be deemed to include the planned sale of up to ten distribution facilities); provided that the Company and its Subsidiaries may sell, lease, transfer or otherwise dispose of assets outside the ordinary course of business so long as the aggregate amount of all assets sold, leased, transferred or otherwise disposed of outside the ordinary course of business during the most recent 36-month rolling period when added together, without duplication, with
(a) any shares of stock or Debt of any Subsidiary sold or otherwise disposed of, or with respect to which the Company or any Subsidiary has parted control of, except to the Company or another Subsidiary, during such period and (b) any assets then proposed to be sold outside of the ordinary course of business do not constitute more than 10% of the consolidated total assets of the Company as of the end of the most recent fiscal quarter for which the Company has delivered financial statements pursuant to Section 6.1.

         7.5 Merger. The Company will not and will not permit any Subsidiary to merge or consolidate with any other Person, except that Subsidiaries may be merged into the Company or any other Subsidiary and the Company may merge after the Reset Date with another Person, provided that the Company is the surviving corporation and no Event of Default or Unmatured Event of Default shall exist either immediately before or after such merger.

         7.6 Restrictions on Transactions with Affiliates and Stockholders.
The Company will not and will not permit any Subsidiary to directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property (other than shares of stock of the Company) to, or otherwise deal with (i) any Affiliate or Substantial Stockholder, or (ii) any corporation in which an Affiliate, Substantial Stockholder or the Company (either directly or through Subsidiaries) owns 5% or more of the outstanding voting stock, except that (a) any such Affiliate or Substantial Stockholder may be a director, officer or employee of the Company or any Subsidiary and may be paid reasonable compensation in connection therewith (b) the Company and its Subsidiaries may perform or engage in any of the foregoing in the ordinary course of business upon terms no less favorable to the Company or such Subsidiary (as the case may be) than if no such relationship described in clauses (i) and (ii) above existed and (c) the Company may sell to or purchase from any such Person shares of the Company's stock subject to the provisions of Section 7.11.

         7.7 Issuance of Stock by Subsidiaries. The Company will not permit any Subsidiary to

(either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) issue, sell or otherwise dispose of any shares of any class of its stock (other than directors' qualifying shares) except to the Company or another Subsidiary; provided, however, TruServ Canada Cooperative Inc. may issue and sell shares of its stock in the ordinary course of business consistent with its practices as of April 13, 1992.

         7.8 Compliance with ERISA. The Company will not and will not permit any Subsidiary to engage in any transaction in connection with which the Company or any Subsidiary could be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of operations within the meaning of section 4062(f) of ERISA), which could result in any liability of the Company or any Subsidiary to the PBGC, to a trust established pursuant to section 4041(c)(3)(B)(ii) or (iii) or 4042(i) of ERISA, or to a trustee appointed under section 4042(b) or (c) of ERISA, incur any liability to the PBGC on account of a termination of a Plan under section 4064 of ERISA, fail to make full payment when due of all amounts which, under the provisions of any Plan, the Company or any Subsidiary is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan), if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

         7.9 No Change in Subordination Terms, etc. The Company will not and will not permit any Subsidiary to amend, alter or otherwise change any provision of any of the subordinated promissory notes now or hereafter issued by the Company or take any other action (or refrain from taking an action) which would have the effect of eliminating or altering in any way the effect of the subordination language appearing in such subordinated promissory notes or the rights of the Agent and the Lenders arising as a result thereof.

         7.10 Nature of Business. The Company will not and will not permit any Subsidiary to engage in the business of underwriting risks for insurance purposes, or in any other aspect of insurance related business other than in the ordinary course of business in accordance with its practices as of the Closing Date; or purchase and sell real estate (other than on an agency basis) for purposes other than those relating directly to its principal business except for purchases and sales of store locations in the ordinary course of business which in the aggregate for the Company and its Subsidiaries taken as a whole do not exceed $10,000,000 during any rolling consecutive five year period.

         7.11 Restricted Investments. The Company will not and will not permit any Subsidiary to make or permit a Subsidiary to make any Investment except the Company and any Subsidiary may:

                  (a) make or permit to remain outstanding loans or advances to any Subsidiary other than an Inactive Subsidiary,

                  (b) after the Reset Date, own, purchase or acquire stock, obligations or securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary,

                  (c) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary,

                  (d) own, purchase or acquire prime commercial paper, banker's acceptances and certificates of deposit in United States and Canadian commercial banks (having combined capital and surplus of not less than U.S. $100,000,000) and repurchase agreements with respect to the foregoing, in each case due within one year from the date of purchase and payable in the United States in United States dollars, obligations of the government of the United States or any agency thereof, and obligations guaranteed by the government of the United States,

                  (e) make or permit to remain outstanding travel and other similar advances to officers and employees in the ordinary course of business,

                  (f) permit to remain outstanding Investments existing on the Closing Date and described on Schedule 7.11,

                  (g) maintain deposit accounts with financial institutions in the ordinary course of business; provided that the amount maintained in deposit accounts with financial institutions other than the Lenders shall not exceed (x) in the case of any one such account, $200,000 for more than three consecutive Business Days; and (y) in the case of all such accounts in the aggregate, $600,000 for more than two consecutive Business Days, and

                  (h) to the extent applicable, make Investments permitted under
         Section 7.12 below.

Notwithstanding the foregoing, the Company will not permit the aggregate amount of Investments in TruServ Specialty Company, LLC to exceed $1,500,000 at any time.

         7.12 Restricted Payments. The Company will not and will not permit any Subsidiary to pay or declare cash dividends, cash patronage dividends or dividends on any class of its stock (other than dividends in kind) or redeem, purchase or otherwise acquire, or make any redemptions, purchase, or other acquisition of any of its stock or apply miscellaneous deductions in lieu of patronage dividends, or make or permit any Subsidiary to make any Restricted Investment (each a "Restricted Payment") except to the extent that the aggregate amount of all such Restricted Payments made in any fiscal year does not exceed the Specified Percentage (as defined below) of Consolidated Net Earnings for such fiscal year. For purposes of the foregoing, "Specified Percentage" means 40%. Notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary, to make or pay any Restricted Payment (a) prior to January 1, 2001, or (b) if at the time such Restricted Payment is made or paid, or after giving effect thereto, an Event of Default or Unmatured Event of Default would exist.

         7.13 Use of Proceeds. The Company will not, and will not permit any Subsidiary to, use any portion of the proceeds of any Credit Extension, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         7.14 Ratio of Borrowing Base to Debt. The Company will not permit the ratio of (a) the Borrowing Base as of the last day of any fiscal month to (b) the remainder of (i) the daily average of the amount of Total Senior Debt outstanding during the fiscal month ending on such date minus (ii) the daily average of cash and marketable securities during the fiscal month ending on such date to be equal to or less than the applicable ratio set forth below:

         Fiscal Month(s) Ending             Ratio
         ----------------------             -----

         04/3/99 through 05/29/99           1.10 to 1
         7/3/99 through 10/2/99             1.15 to 1
         10/30/99 through 12/31/99          1.20 to 1
         01/29/00                           1.10 to 1
         2/26/00 through 12/31/00           1.20 to 1
         01/27/01                           1.10 to 1
         2/24/01 through 12/31/01           1.20 to 1
         01/26/02                           1.10 to 1
         2/23/02 and thereafter             1.20 to 1.

         7.15 Minimum EBITDA. The Company will not permit the sum of (i)
EBITDA as of the end of any four consecutive fiscal quarters, plus (ii) for the period of four fiscal quarters ending March 31, 2000, June 30, 2000 and September 30, 2000, Special 1999 Charges (to the extent taken during such period), plus (iii) for the period of four fiscal quarters ending March 31, 2000 and June 30, 2000, Special A/P Charges (to the extent taken during such period), to be less than $85,000,000.

         7.16 Inactive Subsidiaries. The Company will not at any time permit its Inactive Subsidiaries, taken as a whole, to have more than $200,000 of assets (based on fair market value) or to generate more than $5,000 of revenues in any fiscal quarter.

         7.17 Amendments to Financing Agreements. The Company will not, and will not permit any Subsidiary to, amend, modify, supplement or restate any Financing Agreement (as defined in the Intercreditor Agreement).


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         8.1 Event of Default. Any of the following events which occur and are continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) shall constitute an "Event of Default":

                  (a) The Company defaults in the payment of any principal of any Loan or any amount due in respect of any BA when the same shall become due.

                  (b) The Company defaults in the payment of any interest, fee or other amount payable hereunder or under any other Loan Document for more than three (3) Business Days after the date due.

                  (c) The Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $5,000,000.

                  (d) Any representation or warranty made by the Company or any Subsidiary herein or in any other Loan Document or by the Company or any Subsidiary or any of their respective officers in any writing furnished in connection with or pursuant to this Agreement or any other Loan Document shall be false in any material respect on the date as of which made.

                  (e) The Company fails to perform or observe any agreement contained in Article

         VII.

                  (f) The Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge of such failure.

                  (g) The Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due.

                  (h) Any decree or order for relief in respect of the Company or any Subsidiary (other than an Inactive Subsidiary) is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called a "Bankruptcy Law"), of any jurisdiction.

                  (i) The Company or any Subsidiary (other than an Inactive Subsidiary) petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or such Subsidiary, or of any substantial part of the assets of the Company or such Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or such Subsidiary under the Bankruptcy Law of any other jurisdiction.

                  (j) Any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary (other than an Inactive Subsidiary) and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days.

                  (k) Any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days.

                  (l) Any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries

         (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days.

                  (m) A final judgment in an amount in excess of $7,000,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged.

                  (n) An Event of Default exists under and as defined in the Intercreditor Agreement.

                  (o) The Guaranty shall cease to be in full force and effect with respect to any Guarantor (other than as a result of a transaction permitted hereunder), any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Guaranty, or any Guarantor (or any Person by, through or on behalf of such Guarantor) shall contest in any manner the validity, binding nature or enforceability of the Guaranty with respect to such Guarantor.

                  (p) Any Collateral Document shall cease to be in full force and effect with respect to the Company or any Guarantor (other than as a result of a transaction permitted hereunder), the Company or any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of any Collateral Document to which such entity is a party, or the Company or any Guarantor (or any Person by, through or on behalf of the Company or such Guarantor) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

         8.2 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Required Lenders, do any or all of the following:


                  (a) declare the Commitment of each Lender to make Committed Loans, the obligation of the Swing Line Lender to make Swing Line Loans and the obligation of the Accepting Lender to accept BAs to be terminated, whereupon such Commitments and obligations shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

                  (c) demand that the Company deliver to the Agent for the benefit of the

         Accepting Lender and the Lenders cash collateral in an amount equal to the aggregate maximum amount which may be required to be paid by the Accepting Lender in connection with all outstanding BAs, whereupon the Company shall be obligated to deliver such cash collateral; and

                  (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(g), (h), (i) or (j) of Section 8.1, the obligation of each Lender to make Loans and of the Accepting Lender to accept BAs shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the Company shall automatically become obligated to the Agent for the benefit of the Accepting Lender and the Lenders cash collateral in an amount equal to the aggregate maximum amount which may be required to be paid by the Accepting Lender in connection with all outstanding BAs, all without further act of the Agent or any Lender.

         8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE IX

                                    THE AGENT

         9.1 Appointment and Authorization; "Agent". (a) Each Lender hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) The Accepting Lender shall act on behalf of the Lenders with respect to any BA accepted by it and the documents associated therewith. The Accepting Lender shall have all of the benefits and immunities (i) provided to the Agent in this Article IX with respect to any acts taken or omissions suffered by the Accepting Lender in connection with BAs accepted by it or proposed to be accepted by it and the documents and agreements pertaining thereto as fully as if the term "Agent", as used in this Article IX, included the Accepting Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Accepting Lender.

                  (c) The Swing Line Lender shall have all of the benefits and immunities (i) provided to the Agent in this Article IX with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made or proposed to be made by it as fully as if the term "Agent", as used in this Article IX, included the Swing Line Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Swing Line Lender.

         9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         9.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         9.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if expressly required hereunder, all Lenders) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

         9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

         9.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         9.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         9.8 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent, the Accepting Lender and the Swing Line Lender hereunder, in each case without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA and any Affiliate thereof shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though BofA were not the Agent, the Accepting Lender or the Swing Line Lender.

         9.9 Successor Agent. The Agent may, and at the request of the Required Lenders shall, resign as Agent upon 30 days' notice to the Lenders and the Company. If the Agent resigns under this Agreement, the Required Lenders (with, if no Event of Default and Unmatured Event of Default then exists, the consent of the Company, not to be unreasonably withheld) shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Required Lenders unless BofA or any Affiliate of BofA shall also simultaneously be replaced as "Accepting Lender" and as "Swing Line Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA and, if applicable, such Affiliate.

         9.10 Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                           (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                           (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Each such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                  (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         9.11 Co-Agents. None of the Lenders identified on the signature pages of this Agreement or any related document as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the

Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Company and acknowledged by the Agent, do any of the following:

            (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2);

            (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

            (c) reduce the principal of, or the rate of interest specified herein on, any Loan, reduce the BA Commission or the amount of any BA, or (subject to clause (iv) below) reduce any fees or other amounts payable hereunder or under any other Loan Document;

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Obligations which is required for the Lenders or any of them to take any action hereunder; or

            (e) amend this Section, or Section 2.13, or any provision herein providing for consent or other action by all Lenders; and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Accepting Lender in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Accepting Lender under this Agreement or any other Loan Document, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement or any other Loan Document, and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         10.2 Notices. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.2; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, certified mail, return receipt requested; except that notices pursuant to
Article II or IX to the Agent, the Accepting Lender or the Swing Line Lender shall not be effective until actually received by the Agent, as the case may be.

                  (c) Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Lenders shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

         10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delaying exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         10.4  Costs and Expenses.  The Company shall:

                  (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Agent, the Accepting Lender and the Swing Line Lender within five Business Days after demand (subject to subsection 4.1(e)) for all reasonable costs and expenses incurred by the Agent, the Accepting Lender and the Swing Line Lender in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including (i) reasonable Attorney Costs incurred by the Agent, the Accepting Lender and the Swing Line Lender with respect thereto and (ii) the reasonable fees and charges of any financial advisor retained by the Agent or by counsel to the Agent (but without duplication of fees and charges of any financial advisor retained by the Collateral Agent or its counsel); and

                  (b) pay or reimburse the Agent and each Lender within five Business Days after demand (subject to subsection 4.1(e)) for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans and other Obligations (including in connection with any "workout" or restructuring regarding the Loans and other Obligations, and including in any Insolvency Proceeding or appellate proceeding); provided that the Company shall not be obligated to pay or reimburse the Agent or any Lender in respect of any suit or proceeding in which the Company is adverse to the Agent or such Lender and final nonappealable judgment is rendered by a court of competent jurisdiction in favor of the Company on all counts.

         10.5 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Obligations and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the BAs or the use of the proceeds thereof, or related to any Offshore Currency transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations and the termination of this Agreement.

         10.6 Payments Set Aside. To the extent that the Company makes a payment to the Agent or any Lender, or the Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver, or any other party, in connection with any Insolvency Proceeding or otherwise, then
(a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent or any Lender.

         10.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

         10.8 Assignments, Participations, etc. (a) Any Lender may, with the written consent of the Accepting Lender, the Swing Line Lender and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Persons (provided that no written consent of the Accepting Lender, the Swing Line Lender or the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 (or, if less, all of such Lender's remaining rights and obligations hereunder); provided, however, that (x) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under
Article III to the Assignee than the Company is then obligated to pay to the assigning Lender under such Article (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts) and (y) the Company, the Accepting Lender, the Swing Line Lender and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit G ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $2,500.

                  (b) From and after the date that the Agent notifies the assignor Lender that it has received and provided its consent (and received the consent of the Accepting Lender and the Swing Line Lender) with respect to an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                  (c) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of such Lender and the other interests of such Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating

Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company, the Agent, the Swing Line Lender and the Accepting Lender shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 10.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1, 3.3 and 10.5 as though it were also a Lender hereunder (provided that no Participant shall receive any greater compensation pursuant to Article III than would have been paid to the participating Lender if no participation had been sold), and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                  (d) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         10.9 Confidentiality. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent or any Lender or any of their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and
(I) to its Affiliates. Each Lender shall, to the extent permitted by applicable law, use reasonable efforts to give the Company timely notice of any event described in clause (B) or (C) of the preceding sentence which may require disclosure of confidential information so that the Company will have an opportunity to seek a protective order.

         10.10 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, or the Obligations have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

         10.11 Automatic Debits of Fees. With respect to any non-use fee, arrangement fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, the Swing Line Lender, the Accepting Lender or BofA under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

         10.12 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Agent in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         10.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall be deemed to constitute but one and the same instrument.

         10.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such instrument or agreement.

         10.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Agent, the Agent-Related Persons and the Indemnified Persons, and their respective permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other Loan Document.

         10.16 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE COMPANY, THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE COMPANY, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

         10.17 Waiver of Jury Trial. THE COMPANY, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON OR INDEMNIFIED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY

IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         10.18 Judgment. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Agent hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in the Judgment Currency, the Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Agent in such currency, the Agent agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).

         10.19 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         10.20 Amendment and Restatement. This Agreement amends and restates the Original Agreement in its entirety and, after the Effective Date the Original Agreement shall be of no further force or effect (except for any provision thereof which by its terms survives termination thereof).

         10.21 Bid Loan Option. Notwithstanding any provision of this Agreement to the contrary, the Company shall not have the option of borrowing any Bid Loans. All borrowings under Section 2 of this Agreement shall be Committed Loans or Swing Line Loans.

         10.22 Intercreditor Agreement; Collateral Matters. (a) The Lenders hereby authorize the

Agent to sign the Intercreditor Agreement on behalf of the Lenders and acknowledge and agree that Bank of America may act as Collateral Agent under the Intercreditor Agreement and as Agent hereunder.

         (b) The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, (i) to release any Lien on any property granted to or held by the Collateral Agent under any Collateral Document (x) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Company hereunder; (y) which is sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or (z) if approved, authorized or ratified in writing by the Required Lenders;
(ii) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Collateral Document to the holder of any Lien on such property which is permitted by Section 7.2 hereof; and (iii) to release any Guarantor from its obligations under the Guaranty if such entity ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.22.

         10.23 Waiver. By signing this Agreement, the Required Lenders waive the Company's non-compliance with the financial covenants contained in Section 7.1 of the Original Agreement for the periods ended December 31, 1999 and March 31, 2000 or with Section 7.3 of the Original Agreement for the periods ended December 31, 1999, January 31, 2000, February 29, 2000 and March 31, 2000.





         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                         TRUSERV CORPORATION


                                         By:
                                         Title:


                                         By:
                                         Title:


                                         BANK OF AMERICA, N.A., as Agent


                                         By:
                                         Title:


                                         BANK OF AMERICA, N.A., as a Lender


                                         By:
                                         Title:


                                         BANK OF MONTREAL, as Co-Agent and as a
                                         Lender


                                         By:
                                         Title:


                                         BANK ONE,  NA (Main  Office  Chicago),
                                         as  Co-Agent  and as a Lender


                                         By:
                                         Title:


                                         PNC BANK, NATIONAL ASSOCIATION, as
                                         Co-Agent and as a Lender

                                         By:
                                         Title:


                                         WACHOVIA BANK, N.A., as Co-Agent and as
                                         a Lender


                                         By:
                                         Title:


                                         THE NORTHERN TRUST COMPANY, as a Lender


                                         By:
                                         Title:


                                         ABN AMRO BANK N.V., as a Lender


                                         By:
                                         Title:


                                         By:
                                         Title:


                                         NATIONAL CONSUMER COOPERATIVE BANK, as
                                         a Lender


                                         By:
                                         Title:

                                         UMB BANK, N.A.


                                         By:
                                         Title:

                                  SCHEDULE 1.1

                                PRICING SCHEDULE


         Beginning with the Effective Date, the Offshore Rate Margin, the Base Rate Margin, the BA Commission and the Commitment Fee Rate shall be 3.00%, 2.00%, 3.00% and 0.50%, respectively. Each of the foregoing shall be adjusted, to the extent applicable, 60 days (or, in the case of the last fiscal quarter of any fiscal year, 120 days) after the end of each fiscal quarter based on the applicable Total Senior Debt to EBITDA Ratio, determined pursuant to the table below, as of the last day of such fiscal quarter; provided that if the Company fails to deliver the financial statements required by Section 6.1 and the related Compliance Certificate by the 60th day (or, if applicable, the 120th day) after any fiscal quarter, the Offshore Rate Margin, the Base Rate Margin, the BA Commission and the Commitment Fee Rate that would apply if the Total Senior Debt to EBITDA Ratio were greater than 3.75 to 1 shall apply until such financial statements are delivered.


-----------------------------------------------------------------------------------------------------------------
             Total Senior Debt                  Offshore Rate      Base Rate                       Commitment Fee
              to EBITDA Ratio                      Margin            Margin      BA Commission          Rate
             -----------------                  -------------      ---------     -------------     -------------
-----------------------------------------------------------------------------------------------------------------
Equal to or greater than 3.75 to 1                   3.00%             2.00%           3.00%              0.50%

-----------------------------------------------------------------------------------------------------------------
Equal to or greater than 3.00 to 1 but
less than 3.75 to 1                                  2.50%             1.50%           2.50%              0.50%

-----------------------------------------------------------------------------------------------------------------
Equal to or greater than 2.25 to 1 but
less than 3.00 to 1                                  2.00%             1.00%           2.00%              0.45%

-----------------------------------------------------------------------------------------------------------------
Less than 2.25 to 1                                  1.50%             0.50%           1.50%              0.40%

-----------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 2.1



                                   COMMITMENTS
                               AND PRO RATA SHARES



                                                                 Pro Rata
         Lender                           Commitment              Share
         ------                           ----------              -----

Bank of America, N.A.                    $ 50,000,000         16.66666667%

Bank of Montreal                         $ 40,000,000         13.33333333%

Bank One, NA                             $ 40,000,000         13.33333333%

PNC Bank, National                       $ 40,000,000         13.33333333%
 Association

Wachovia Bank, N.A.                      $ 40,000,000         13.33333333%

The Northern Trust Company               $ 25,000,000          8.33333333%

ABN AMRO Bank N.V.                       $ 25,000,000          8.33333333%

National Consumer Cooperative Bank       $ 20,000,000          6.66666667%

UMB Bank                                 $ 20,000,000          6.66666667%

TOTAL                                    $300,000,000                 100%

                                  SCHEDULE 5.7

                             RESTRICTIVE AGREEMENTS



Shelf Agreement (as defined in the Intercreditor Agreement)

Senior Note Agreements (as defined in the Intercreditor Agreement)

"Operative Documents" referred to in the Synthetic Lease Guaranty (as defined in the Intercreditor Agreement)

                                  SCHEDULE 6.16

                               MORTGAGED PROPERTY


                           PART 1. PRIMARY PROPERTIES

7058 Snowdrift Road
PO Box 789
Fogelsville, Pennsylvania 18051-9998


7600 Jonesboro Road
Jonesboro, Georgia 30236-2450


333 Harvey Road
Manchester, New Hampshire 03103


1542 Tanforan Avenue
Woodland, California


                          PART 2. SECONDARY PROPERTIES


215 N. Pioneer Avenue
Woodland, California 95776


2500 Eastbrook Drive
Brookings, South Dakota 57006


823 W. Blackhawk Street
Chicago, Illinois 60622-2584


2601 East Highway 31
Corsicana, Texas 75110


201 Jandus Road
Cary, Illinois 60013-2889


5201 W. 86th Street
Indianapolis, Indiana 46268


14900 US Highway 71
Kansas City, Missouri 64147

4005 Mohave Airport Drive
Kingman, Arizona 86401


2415 3rd Avenue
Mankato, Minnesota 56001


1635 North 30th Street
Springfield, Oregon 97477


211 Servistar Industrial Way
Westfield, Massachusetts 01085


26025 First Street
Westlake, Ohio 44145


1530 Gamble Place
Winnipeg, Manitoba


1224 W. Van Buren
Chicago, Illinois 60607


Hichory Lane
Wecosville, Pennsylvania 18106


6829-B and 6829-C Ruppsville Road
Allentown, Pennsylvania 18106


Highway 74 South
Peachtree City, Georgia 30269


7072 Snowdrift Road
Upper Maguire Township, Pennsylvania


1523 Western Avenue
Brooking City, South Dakota


Northern Ohio Industrial Park
1400 Lowell Street
Elyria, Ohio 44035


4350 United Parkway
Schiller Park, Illinois

11275 East 40th Avenue
Denver, Colorado 80239


Parham Street
Henderson, North Carolina


3161 Raleigh Road
Henderson, North Carolina


4921 West 78th Street
Indianapolis, Indiana 46268


624 N.E. Jones Industrial Drive
Lee's Summit, Missouri


8201 E. 23rd Street
Kansas City, Missouri


8503 Highway 45
Ft. Smith, Arkansas 72916


Two TruServ Way
Butler, Pennsylvania 16001

                                  SCHEDULE 7.2


                                      LIENS



A.  Capital Leases                    Capitalized Value     Estimated Obligation
    --------------                    -----------------     --------------------

Transportation Equipment
Lessors of Tractors & Trailers

Integra Business                      $1,532,000            $417,000

Met Life                              $10,172,000           $1,543,000

NationsBank                           $3,807,000            $2,121,000

Norlease Inc.                         $2,824,000            $354,000

Signet Lease (First Union)            $786,000              $566,000
                                      ========              ========

                                      $19,121,000           $5,001,000


B. Liens under the "Operative Documents" referred to in the Synthetic Lease Guaranty (as defined in the Intercreditor Agreement)

                                  SCHEDULE 10.2
                                  -------------


                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES
                     --------------------------------------


BANK OF AMERICA, N.A., as Agent

Bank of America, N.A.
Agency Management Services #33499
231 South LaSalle Street
Chicago, Illinois  60697
Attention:            Senior Agency Officer
                      Telephone: (312) 828-7933
                      Facsimile: (312) 974-9102


BANK OF AMERICA, N.A., as a Lender

Domestic and Offshore Lending Office:
231 South LaSalle Street
Chicago, Illinois  60697

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America, N.A.
231 South LaSalle Street
Chicago, Illinois  60697
Attention:            Peter Gates
                      Telephone: (312) 828-5893
                      Facsimile: (312) 828-1974


BANK OF MONTREAL,
----------------
as Co-Agent and as a Lender

Domestic and Offshore Lending Office:

Bank of Montreal
115 South LaSalle Street
12th Floor West

Chicago, Illinois  60603
Attention: Jack Kane
Operations Telephone:  312-750-5900
           Facsimile:  312-750-6057

BANK ONE, NA (Main Office Chicago),
----------------------------------
as Co-Agent and as a Lender

Domestic and Offshore Lending Office:

Bank One, NA
1 Bank One Plaza
Suite 0086
Chicago, Illinois  60670

Operations Telephone:  312-732-6137
           Facsimile:  312-732-2715

PNC BANK, NATIONAL ASSOCIATION,
------------------------------
as Co-Agent and as a Lender

Domestic and Offshore Lending Office:

PNC Bank, National Association
One PNC Plaza
249 Fifth Avenue
2nd Floor
Pittsburgh, PA 15222-2707

Operations Telephone: 412-768-9973
           Facsimile: 412-768-4586

with a copy to:

PNC Bank, National Association
One South Wacker Drive
Suite 2980
Chicago, Illinois  60606

Operations Telephone: 312-338-5625
           Facsimile:  312-338-5620

WACHOVIA BANK, N.A.,
-------------------
as Co-Agent and as a Lender

Domestic and Offshore Lending Office:

Wachovia Bank, N.A.
191 Peachtree Street, N.E.
29th Floor
Atlanta, Georgia  30303

Operations Telephone:  312-795-1159
           Facsimile:  312-795-0693

ABN AMRO BANK N.V.,
------------------
as a Lender

Domestic and Offshore Lending Office:

ABN AMRO Bank N.V.
10 East 53rd Street - 37th Floor
New York, New York 10022
Attention: William Teresky

Operations Telephone: 212-891-0628
           Facsimile: 212-891-0650

NATIONAL CONSUMER COOPERATIVE BANK,
----------------------------------
as a Lender

Domestic and Offshore Lending Office:

National Consumer Cooperative Bank
1401 Eye Street, NW, Suite 700
Washington, D.C. 20005
Attention: John S. Goldthwait

Operations Telephone: 1-202-336-5464
           Facsimile: 1-202-354-3888


THE NORTHERN TRUST COMPANY,
--------------------------
as a Lender

Domestic and Offshore Lending Office:

The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois  60675
Attention: Jim Monhart

Operations Telephone: 312-444-5646
           Facsimile: 312-444-5055


UMB BANK, N.A.,
--------------
as a Lender

Domestic and Offshore Lending Office:

UMB Bank, N.A.
1010 Grand Blvd.
Kansas City, Missouri 64106

Operations Telephone: 816-860-7101
           Facsimile: 816-860-7143


TRUSERV CORPORATION

Address for Notices:

TruServ Corporation
8600 West Bryn Mawr Avenue
Chicago, Illinois  60631-3505
Telephone: 773-695-5375
Facsimile: 773-695-6568